UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

F5 Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on March 13, 2013

TO SHAREHOLDERS OF F5 NETWORKS, INC.:

The annual meeting of shareholders of F5 Networks, Inc. (the “Company”) for fiscal year 2012 will be held on March 13, 2013 at 11:00 a.m. Pacific Time at F5 Networks, Inc., 351 Elliott Avenue West, Seattle, Washington 98119 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. to elect two Class I directors to hold office until the annual meeting of shareholders for fiscal year 2014, three Class II directors to hold office until the annual meeting of shareholders for fiscal year 2015, and one Class III director to hold office until the annual meeting of shareholders for fiscal year 2013 and until their successors are elected and qualified;

2. to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013;

3. to conduct an advisory vote on compensation of our named executive officers;

4. to adopt and approve an amendment to our Second Amended and Restated Articles of Incorporation to declassify our Board of Directors and provide for an annual election of directors; and

5. to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only shareholders of record at the close of business on January 7, 2013 are entitled to notice of, and to vote at, the annual meeting.

By Order of the Board of Directors,

JEFFREY A. CHRISTIANSON
Secretary

Seattle, Washington

January 22, 2013

YOUR VOTE IS IMPORTANT!

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, please promptly vote and submit your proxy by phone, over the Internet, or by signing, dating, and returning the accompanying proxy card in the enclosed, prepaid, return envelope. If you decide to attend the annual meeting and are a registered shareholder, or have obtained a “Legal Proxy” from your broker, you will be able to vote in person, even if you have previously submitted your proxy. Voting via the Internet is a valid proxy voting method under the laws of the State of Washington (our state of incorporation).

Important Notice Regarding the Availability of Proxy Materials for

the Company’s Annual Meeting of Shareholders on March 13, 2013.

The F5 Networks, Inc. Proxy Statement and 2012 Annual Report to Shareholders are available online at

www.proxyvote.com and www.f5.com/about/investor-relations/corporate-governance.

Please do not return the enclosed paper ballot if you are

voting over the Internet or by telephone.

VOTE BY INTERNET	VOTE BY TELEPHONE

www.proxyvote.com	1-800-690-6903 via touch tone

24 hours a day/7 days a week	24 hours a day/7 days a week

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 12, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 12, 2013. Have your proxy card in hand when you call and then follow the instructions.

Your cooperation is appreciated since a majority of the shares of Common Stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

Please note that brokers may not vote your shares on the election of directors or on the advisory vote on compensation or the proposal to amend our articles of incorporation in the absence of your specific instructions as to how to vote. Please vote your proxy so your vote can be counted.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	1
PROXY STATEMENT FISCAL YEAR 2012 ANNUAL MEETING OF SHAREHOLDERS	3
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS	3
BOARD OF DIRECTORS	7
CORPORATE GOVERNANCE	11
EXECUTIVE COMPENSATION	17
DIRECTOR COMPENSATION FOR FISCAL YEAR 2012	38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	41
PROPOSAL 1: ELECTION OF TWO CLASS I DIRECTORS, THREE CLASS II DIRECTORS, AND ONE CLASS III DIRECTOR	42
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES	43
PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	43
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	43
PROPOSAL 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION	44
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND THE RELATED DISCLOSURES	46
PROPOSAL 4. AMENDMENT TO SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY BOARD OF DIRECTORS AND PROVIDE FOR ANNUAL ELECTION OF DIRECTORS	46
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AMENDMENT OF THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY BOARD OF DIRECTORS AND PROVIDE FOR ANNUAL ELECTION OF DIRECTORS	47
OTHER BUSINESS	47
SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING FOR FISCAL YEAR 2013	47
HOUSEHOLDING OF PROXY MATERIALS	48
APPENDIX A	A-1

F5 NETWORKS, INC.

401 Elliott Avenue West

Seattle, Washington 98119

PROXY STATEMENT

FISCAL YEAR 2012 ANNUAL MEETING OF SHAREHOLDERS

F5 Networks, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the annual meeting of shareholders to be held on March 13, 2013, at 11:00 a.m., Pacific Time, and at any adjournments thereof (the “Annual Meeting”). As used herein, “we,” “us,” “our,” “F5” or the “Company” refers to F5 Networks, Inc., a Washington corporation. These materials are being mailed to shareholders on or about January 28, 2013. The Company’s principal executive offices are located at 401 Elliott Avenue West, Seattle, Washington 98119. The Company’s telephone number at that location is 206-272-5555.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

Why am I receiving these materials?

You are receiving these materials because you are a shareholder of the Company as of the close of business on January 7, 2013 (the “Record Date”) and are entitled to receive notice of the Annual Meeting and to vote on matters that will be presented at the meeting. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures.

Where and when is the Annual Meeting being held?

The Annual Meeting is being held on March 13, 2013, at 11:00 a.m., Pacific Time, at the offices of F5 Networks, Inc., 351 Elliott Avenue West, Seattle, Washington 98119.

What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•

Proposal 1. To elect two Class I directors to hold office until the annual meeting of shareholders for fiscal year 2014, three Class II directors to hold office until the annual meeting of shareholders for fiscal year 2015 and one Class III director to hold office until the annual meeting of shareholders for fiscal year 2013 and until their successors are elected and qualified;

•	Proposal 2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013;

•	Proposal 3. To conduct an advisory vote on compensation of our named executive officers;

•	Proposal 4. To adopt and approve an amendment to our Second Amended and Restated Articles of Incorporation to declassify our Board of Directors and provide for an annual election of directors; and

•	Such other business as may properly come before the meeting and any adjournments or postponements thereof.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of Michael Dreyer and Sandra Bergeron as Class I directors to hold office until the annual meeting of shareholders for fiscal year 2014; Deborah L. Bevier, Alan J. Higginson and John

McAdam as Class II directors to hold office until the annual meeting of shareholders for fiscal year 2015; and Stephen Smith as a Class III director to hold office until the annual meeting of shareholders for fiscal year 2013.

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

•	FOR the approval of an amendment to our Second Amended and Restated Articles of Incorporation to declassify our Board of Directors and provide for an annual election of directors.

Will there be any other items of business on the agenda?

The Company is not aware, as of the date of this Proxy Statement, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote at the Annual Meeting?

Only holders of our common stock, no par value (the “Common Stock”) at the close of business on the Record Date may vote at the Annual Meeting. We refer to the holders of Common Stock as “shareholders” throughout this proxy statement. Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date.

What constitutes a quorum, and why is a quorum required?

We need a quorum of shares of Common Stock eligible to vote to conduct business at our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the Record Date are represented at the Annual Meeting either in person or by proxy. As of the close of business on the Record Date, we had 78,575,755 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, meaning that 39,287,878 shares of Common Stock must be represented in person or by proxy to have a quorum. Abstentions and broker non-votes (as described below) will also count towards the quorum requirement. Your shares will be counted toward the number needed for a quorum if you: (i) submit a valid proxy card or voting instruction form, (ii) give proper instructions over the telephone or on the Internet or, (iii) in the case of a shareholder of record, attend the Annual Meeting in person.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

•

Shareholder of Record. You are a shareholder of record if at the close of business on the Record Date your shares were registered directly in your name with American Stock Transfer, our transfer agent.

•

Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other nominee. If you do not provide your broker or nominee with instructions on how to vote your shares or a legal proxy, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I do submit my proxy but do not specify how my shares are to be voted?” for additional information.

How do I vote?

Shareholders of Record. If you are a shareholder of record, there are several ways for you to vote your shares:

•

Voting by Mail. You may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than March 12, 2013 to be voted at the Annual Meeting. If you vote by telephone or on the Internet, please do not return your proxy card unless you wish to change your vote.

•	Voting by Telephone. You may vote by telephone by using the toll-free number listed on your proxy card.

•

Voting on the Internet. You may vote on the Internet by using the voting portal found at www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

•

Voting in person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Beneficial Owners. You may vote by the method explained on the proxy card or the information you receive from the broker, nominee or other record holder.

Can I revoke or change my vote after I submit my proxy?

Yes. You may revoke or change your vote after submitting your proxy by one of the following procedures:

•	Delivering a proxy revocation or another proxy bearing a later date to the Secretary of the Company at 401 Elliott Avenue West, Seattle, Washington 98119 before or at the Annual Meeting;

•	If you have voted by internet or telephone and still have your control number, you may change your vote via internet or telephone up until 11:59 pm Eastern Time the day before the Annual Meeting;

•	Shareholders of Record by attending the Annual Meeting and voting in person;

•	Beneficial Owners by obtaining a “legal proxy” from your broker or other nominee, attending the Annual Meeting and voting in person.

Please note that attendance alone at the Annual Meeting will not revoke a proxy; you must actually vote in person at the meeting.

What will happen if I do not vote my shares?

•

Shareholders of Record. If you are the shareholder of record of your shares and you do not vote by mail, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

•

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under applicable stock exchange rules, your broker or nominee does not have discretion to vote your shares on non-routine matters, which include Proposals 1, 3 and 4. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 2.

What if I do submit my proxy but do not specify how my shares are to be voted?

If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•

FOR the election of Michael Dreyer and Sandra Bergeron as Class I directors to hold office until the annual meeting of shareholders for fiscal year 2014; Deborah L. Bevier, Alan J. Higginson and John McAdam as Class II directors to hold office until the annual meeting of shareholders for fiscal year 2015; and Stephen Smith as a Class III director to hold office until the annual meeting of shareholders for fiscal year 2013;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the approval of an amendment to our Second Amended and Restated Articles of Incorporation to declassify our Board of Directors and provide for an annual election of directors; and

•	In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

What is the effect of an abstention or a “broker non-vote”?

Brokers or other nominees who hold shares of Common Stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. If you abstain from voting on a proposal, or if a broker or nominee indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to the proposal. Furthermore, any abstention or broker non-vote will have no effect on the proposals to be considered at the Annual Meeting since these actions do not represent votes cast by shareholders.

What is the vote required for each proposal?

Proposal	Vote Required*	Broker Discretionary Voting Allowed

Proposal 1 — Election of two Class I directors to hold office until the annual meeting of shareholders for fiscal year 2014, three Class II directors to hold office until the annual meeting of shareholders for fiscal 2015 and one Class III director to hold office until the annual meeting of shareholders for fiscal 2013 and until their successors are elected and qualified

	Majority of Votes Cast	No
Proposal 2 — Advisory vote to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013	Majority of Votes Cast	Yes
Proposal 3 — Advisory vote on executive compensation	Majority of Votes Cast	No
Proposal 4 — Adopt and approve an amendment to our Second Amended and Restated Articles of Incorporation to declassify our Board of Directors and provide for an annual election of directors.	Majority of Votes Entitled to be Cast	No

*

Under Washington law and the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”) and Third Amended and Restated Bylaws (the “Bylaws”), if a quorum exists at the meeting, a nominee for director in an uncontested election will be elected by the vote of the majority of votes cast. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. If a director nominee does not receive the requisite votes, that director’s term will end on the earliest of (i) the date on which the Board appoints an individual to fill the office held by that director; (ii) 90 days after the date on which an inspector determines the voting results as to that director; or (iii) the date of the director’s resignation. With respect to Proposals 2 and 3, a majority of votes cast means that the number of votes cast “FOR” the matter exceeds the number of votes cast “AGAINST” the respective matter. With respect to Proposal 4, a majority of votes entitled to be cast means a majority of the Common Stock outstanding as of the Record Date.

With respect to Proposal 1, you may vote FOR the nominee, AGAINST the nominee, or you may vote ABSTAIN as to the nominee. The nominee will be elected if he or she receives more FOR votes than AGAINST votes. Proxies may not be voted for more than six directors and shareholders may not cumulate votes in the election of directors.

With respect to Proposals 2, 3 and 4, you may vote FOR, AGAINST or ABSTAIN as to each proposal.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Who is making this proxy solicitation and paying for the costs of this proxy solicitation?

The Board of Directors of the Company is soliciting the proxies accompanying this Proxy Statement. The Company will pay all of the costs of this proxy solicitation. However, you will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mail solicitation, officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving additional compensation. The Company has retained Advantage Proxy to assist with the solicitation of proxies in connection with the Annual Meeting. The Company will pay Advantage Proxy customary fees, which are expected to be $5,750 plus expenses. The Company, if requested, will pay brokers, banks, and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

How can I find the results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results on a Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available on our website at www.f5.com under the “About F5 — Investor Relations — Corporate Governance — Governance Documents — View All SEC Filings” section.

BOARD OF DIRECTORS

The Board of Directors of the Company currently consists of eight directors divided into three classes. Currently, the Class I directors are Jonathan Chadwick, Michael Dreyer (who was appointed to the Board of Directors in October 2012) and Sandra Bergeron (who was appointed to the Board of Directors in January 2013); the Class II directors are Deborah L. Bevier, Alan J. Higginson and John McAdam; and the Class III directors are A. Gary Ames and Stephen Smith (who was appointed to the Board of Directors in January 2013). At the Annual Meeting, the shareholders will vote on the election of two Class I directors to serve until the annual meeting of shareholders for fiscal year 2014, three Class II directors to serve until the Company’s annual meeting for fiscal year 2015, and one Class III director to serve until the Company’s annual meeting for fiscal year 2013. All directors will hold office until the annual meeting of shareholders at which their terms expire and the election and qualification of their successors.

The Board of Directors has nominated Michael Dreyer and Sandra Bergeron for election to the Board of Directors as Class I directors, Deborah L. Bevier, Alan J. Higginson and John McAdam for election to the Board of Directors as Class II directors, and Stephen Smith for election to the Board of Directors as a Class III director, at the Annual Meeting. The nominees have consented to serve as directors of the Company if elected. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the Company may designate.

Director Independence

The Nasdaq Listing Rules require that a majority of the Company’s directors be “independent,” as defined by Nasdaq Listing Rule 5605(a)(2) and determined by the Board of Directors. The Board of Directors consults with the Company’s legal counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent.” After a review of any relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that the following directors and nominees are independent: A. Gary Ames, Sandra Bergeron, Deborah L. Bevier, Jonathan Chadwick, Michael Dreyer, Alan J. Higginson and Stephen Smith. John McAdam is not considered independent because he is the Company’s President and Chief Executive Officer.

Stock Ownership Guidelines for Directors

In October 2010, the Board of Directors adopted stock ownership guidelines for the Company’s directors and executive officers. Directors are required to own shares of Common Stock equal in value to 5 times the directors’ annual cash retainer. Directors are required to achieve this ownership level within three (3) years of joining the Board or, in the case of directors serving at the time the guidelines were adopted, within three (3) years of the date of adoption of these guidelines. Shares of Common Stock that count toward satisfaction of the guidelines include shares purchased on the open market, shares obtained through stock option exercises, shares obtained through grants of Restricted Stock Units, and shares beneficially owned in a trust, by a spouse and/or minor children. Shares owned by directors shall be valued at the greater of (i) the price at the time of acquisition/purchase or (ii) the current market value.

Nominees and Continuing Directors

The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

John McAdam, age 61, has served as our President, Chief Executive Officer and a director since July 2000. Prior to joining us, Mr. McAdam served as General Manager of the Web server sales business at International Business Machines Corporation from September 1999 to July 2000. From January 1995 until August 1999, Mr. McAdam served as the President and Chief Operating Officer of Sequent Computer Systems, Inc., a manufacturer of high-end open systems, which was sold to International Business Machines Corporation in September 1999. Mr. McAdam serves as a director of Tableau Software, a privately-held company that provides business intelligence software. Mr. McAdam holds a B.S. in Computer Science from the University of Glasgow, Scotland.

Mr. McAdam has led the Company for over twelve years. Since his appointment as President and Chief Executive Officer, the Company’s annual revenues have grown from $108.6 million in fiscal year 2000 to $1.38 billion in fiscal year 2012. He has been the driving force behind the strategies and execution which have resulted in the Company’s history of strong operating results and significant growth in shareholder value. Mr. McAdam brings to the Board of Directors a comprehensive knowledge of and valuable insight into the Company’s technology, strategy, competitive opportunities, operations, financial position, and relationships within the industry analyst and investment communities. He is the sole member of management on the Board of Directors and serves a critical role in the communication between the Board of Directors and the Company’s senior management team.

Alan J. Higginson, age 65, has served as Board of Directors chair since April 2004, and as one of our directors since May 1996. Mr. Higginson served as Chairman of Hubspan, Inc., an e-business infrastructure provider, from September 2009 to March 2012. He served as President and Chief Executive Officer of Hubspan from August 2001 to September 2007. From November 1995 to November 1998, Mr. Higginson served as President of Atrieva Corporation, a provider of advanced data backup and retrieval technology. Mr. Higginson also serves as a director of Pivot3, Inc., a privately-held company that develops and markets shared storage and virtual server appliances, Clarity Health Services, a privately-held company that provides web-based health care coordination services, and adeptCloud Inc., a privately-held company that provides a cloud-based collaboration service. Mr. Higginson holds a B.S. in Commerce and an M.B.A. from Santa Clara University.

Mr. Higginson has over 30 years of experience as a senior executive in a wide range of both public and private software and other technology companies. His experience includes leading worldwide sales organizations and the management of international joint ventures and distribution channels. He has also been active in a number of software and technology industry associations, and as an advisor to early-stage technology companies. Mr. Higginson joined our Board of Directors shortly after the Company was founded. His deep understanding of the Company’s historical and current business strategies, objectives and technologies provides an important and insightful perspective for our Board of Directors.

A. Gary Ames, age 68, has served as one of our directors since July 2004. Mr. Ames served as President and Chief Executive Officer of MediaOne International, a provider of broadband and wireless communications from July 1995 until his retirement in June of 2000. From January 1990 to July 1995, he served as President and Chief Executive Officer of US West Communications, a regional provider of residential and business telephone services, and operator and carrier services. Mr. Ames also serves as a director of MMGL Corporation (formally known as Schnitzer Investment Corp.), a privately-held investment firm with interests in commercial, industrial and multi-family properties, real estate development projects, ocean shipping, and other industries. Mr. Ames served as a director of Tektronix, Inc., a publicly-traded supplier of test, measurement, and monitoring products, from 1994 to 2007; SuperValu, Inc., a publicly-traded food and drug retailer, from 2006 to 2010 and iPass, Inc., a publicly-traded enterprise mobility company, from 2002 to 2010. Mr. Ames holds a B.A. in Finance from Portland State University.

Mr. Ames has extensive experience as a senior executive and chief executive officer in the telecommunications industry in the United States, South America, Europe and Asia. He provides to the Board of Directors valuable insight into large telecommunications enterprises, which are an important customer base for the Company. For over twenty years, Mr. Ames has served on a number of other boards, as chairman of compensation and governance committees, and as a member of public company audit committees. Mr. Ames brings to the Board of Directors expertise and insight as a former chief executive officer, broad experience as director at a wide range of companies and international business experience. His experience as a chief executive officer and member of public company audit committees qualifies him as an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

Deborah L. Bevier, age 61, has served as one of our directors since July 2006. Ms. Bevier has been the principal of D.L. Bevier Consulting LLC, an organizational and management consulting firm, since 2004. Prior to that time, from 1996 until 2003, Ms. Bevier served as a director, President and Chief Executive Officer of Laird Norton Financial Group and its predecessor companies, an independent financial advisory services firm. From 1973 to 1996, Ms. Bevier held numerous leadership positions with KeyCorp, including chairman and Chief Executive Officer of Key Bank of Washington. Ms. Bevier currently serves on the board of directors of Coinstar, Inc., a publicly-traded multi-national provider of services to retailers. She served on the board of directors of

Fisher Communications, Inc., a publicly-traded media and communications company, from 2003 to 2010, and Puget Sound Bank, a commercial bank, from 2006 to 2008. Ms. Bevier holds a B.S. in Economics from SUNY New Paltz and a graduate degree from Stonier Graduate School of Banking at Rutgers University.

Ms. Bevier has over 36 years of experience with both public and private companies in a wide range of areas including finance, banking, management, and organizational operations. Ms. Bevier’s experience as a director of public companies in the consumer services, communications, and media industries enables her to bring a valuable perspective to our Board of Directors. In addition to Ms. Bevier’s broad background, her extensive strategic, corporate governance, and compensation expertise makes her well qualified to serve on our Board of Directors.

Jonathan Chadwick, age 46, has served as one of our directors since August 2011. Mr. Chadwick is currently Executive Vice President and Chief Financial Officer at VMware. Prior to joining VMware, Mr. Chadwick served as the chief financial officer of Skype and as a corporate vice president of Microsoft Corporation after its acquisition of Skype in October 2011. Mr. Chadwick joined Skype from McAfee where he was executive vice president and chief financial officer from June 2010 until February 2011. From 1997 to 2010, he held various finance roles at Cisco Systems, including senior vice president, CFO — global customer markets, senior vice president, corporate controller and principal accounting officer, and vice president, corporate finance & planning. He also worked for Coopers & Lybrand in various roles in the US and UK. Mr. Chadwick is a Chartered Accountant in England and holds an honors degree in electrical and electronic engineering from the University of Bath, UK.

Mr. Chadwick has extensive experience as a finance executive in the computer networking and security software industries. In addition, his background in high growth enterprises and significant corporate transactions brings an important and valuable perspective to our Board of Directors. As a chief financial officer of a major multi-national enterprise, his expertise in accounting and financial controls qualifies him as an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

Michael Dreyer, age 49, has served as one of our directors since October 2012. Mr. Dreyer is currently the global head of technology at Visa Inc. and is responsible for the company’s systems and technology platforms. Before joining Visa Inc., he was chief information officer of Inovant, where he oversaw the development and management of Visa’s global systems technology. Previously, Mr. Dreyer held executive positions at VISA USA as senior vice president of processing and emerging products, and senior vice president of commercial solutions. He has also held senior positions at American Express, Prime Financial, Inc., Federal Deposit Insurance Corporation, Downey Savings, Bank of America, and the Fairmont Hotel Management Company. Mr. Dreyer received an M.B.A. with an emphasis in marketing and finance and a B.A. in psychology from Washington State University.

Mr. Dreyer has extensive experience as an information technology executive. He brings to our Board of Directors valuable insights regarding data center operations and the role of our technology in the data center, as well as an understanding of data traffic management technologies, data security, and other networking technology trends. Mr. Dreyer’s information technology and data management expertise combined with his background as a senior executive in the financial industry make him well qualified to serve on our Board of Directors.

Stephen Smith, age 56, has served as one of our directors since January 2013. Mr. Smith is currently Chief Executive Officer and President, and a member of the board of directors of Equinix, Inc., a provider of global data center services. Prior to joining Equinix in April 2007, Mr. Smith served as Senior Vice President at HP Services, a business segment of Hewlett-Packard Co., from January 2005 to October 2006. Prior to joining Hewlett-Packard Co., Mr. Smith served as Vice President of Global Professional and Managed Services at Lucent Technologies Inc., a communications solutions provider. Mr. Smith also held various management and sales positions during his 17 years with Electronic Data Systems Corporation (“EDS”), a business and technology solutions company, including Chief Sales Officer, President of EDS Asia-Pacific, and President of EDS Western Region. Mr. Smith serves on the board of directors of Volterra Semiconductor Corporation, a publicly-traded company. He previously served as a director of the public company 3PAR Inc. during the past five years. Mr. Smith graduated from the U.S. Military Academy at West Point and holds a B.S. in Engineering.

The combination of Mr. Smith’s experience as chief executive officer and director of a public company, and his executive leadership and management experience at technology services and critical infrastructure companies make him well-qualified to serve on our Board of Directors. He brings to our Board of Directors a deep understanding of competitive technologies and of the role and value of our technology in data centers.

Sandra Bergeron, age 54, has served as one of our directors since January 2013. From 2004 until 2012, Ms. Bergeron was a venture partner at Trident Capital, Inc., a venture capital firm. Ms. Bergeron currently serves on the board of directors of Qualys, Inc., a publicly-traded provider of cloud security and compliance solutions; Sophos, Inc., a privately-held provider of IT security and data protection products; and TraceSecurity, a privately-held provider of cloud-based security solutions and IT governance, risk and compliance management solutions where she also serves as chairman. Ms. Bergeron previously served on the board of directors of TriCipher, a privately-held secure access management company acquired by VMware in August 2010 and ArcSight, Inc., a publicly-traded security and compliance management company acquired by Hewlett-Packard Company in September 2010. Ms. Bergeron holds a B.A. in Business Administration from Georgia State University and a M.B.A. from Xavier University.

Ms. Bergeron has extensive experience in network and data security and related public policy issues. She has a national reputation as an expert on computer security matters. In addition, she has extensive experience as a director of public and private technology companies, and as an executive managing product development and sales teams in the computer and internet security industries.

There are no family relationships among any of the Company’s directors or executive officers. None of the corporations or other organizations referred to in the biographical information set forth above is a parent, subsidiary or other affiliate of the Company.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees (collectively, the “Standing Committees”). Each of the Standing Committees has a charter, copies of which are available on our website at www.f5.com under the “About F5 — Investor Relations — Corporate Governance” section.

Audit Committee. As described more fully in the Audit Committee charter, the functions of the Audit Committee include selecting, evaluating and, if necessary, replacing the Company’s independent registered public accounting firm; reviewing and approving the planned scope, proposed fee arrangements and results of the annual audit; approving any proposed non-audit services to be provided by the independent registered public accounting firm; overseeing the adequacy of accounting and financial controls; reviewing the independence of the independent registered public accounting firm; and overseeing the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee members are Messrs. Ames, Chadwick (chairman) and Dreyer, and Ms. Bevier. The Board of Directors has determined that each of Messrs. Ames and Chadwick is an “audit committee financial expert” as defined in Item 407 of Regulation S-K. Each current member of the Audit Committee is, and each member of the Audit Committee during fiscal year 2012 was, an independent director as defined by the Nasdaq Listing Rules (as independence is currently defined in Rule 5605(a)(2)).

Compensation Committee. The Compensation Committee conducts an annual review to determine whether the Company’s executive compensation program is meeting the goals and objectives set by the Board of Directors. The Compensation Committee recommends for approval by the Board of Directors the compensation for the Chief Executive Officer and directors, including salaries, incentive compensation levels and stock awards, and reviews and approves compensation proposals made by the Chief Executive Officer for the other executive officers. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee or of the Board of Directors or to Company officers to perform certain of its duties on its behalf. The Compensation Committee members are Ms. Bevier (chairman) and Messrs. Ames, Higginson and Smith. Each current member of the Compensation Committee is, and each member of the Compensation Committee during fiscal year 2012 was, an independent director as defined by the Nasdaq Listing Rules. In fiscal year 2012, the Compensation Committee retained an outside independent compensation consultant, Towers Watson, to advise the Compensation Committee on executive compensation issues. Towers Watson provides the Compensation Committee peer and survey group cash and equity compensation data, including 50th and 75th percentile base salary, total cash, long-term incentive and total direct compensation data. For additional information about the Compensation Committee and the information provided by Towers Watson to the Compensation Committee, see the description of the Compensation Committee’s activities in the “Executive Compensation — Compensation Discussion and Analysis” section. The Compensation Committee has determined that the work of Tower Watson has not raised any conflict of interest as defined in Item 407 of Regulation S-K.

Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee (the “Nominating Committee”) are to identify new potential Board members, recommend Board nominees, evaluate the Board’s performance, and provide oversight of corporate governance and ethical conduct. The Nominating Committee members are Messrs. Ames (chairman) and Higginson, and Ms. Bergeron. Each current member of the Nominating Committee is, and each member of this committee during fiscal year 2012 was, an independent director as defined by the Nasdaq Listing Rules.

Board Leadership

The Company currently separates the roles of Chief Executive Officer and Chairman of the Board. Mr. McAdam, the President and Chief Executive Officer, is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company. Mr. Higginson, the Chairman of the Board, sets the agenda for and presides at Board meetings, and coordinates the Board’s communications with Mr. McAdam and the Company’s senior management team. The Board believes this current structure balances the needs for the President and Chief Executive Officer to run the Company on a day-to-day basis with the benefit provided to the Company by Mr. Higginson’s perspective as an independent member of the Board.

Risk Oversight

Assessing and managing risk is the responsibility of the Company’s senior management team. The Board of Directors oversees certain aspects of the Company’s risk management efforts, and reviews and consults with the Company’s senior management team, Corporate Compliance Officer and Director of Compliance on strategic and operational opportunities, challenges and risks faced by the Company at each of the regular quarterly Board meetings. In fiscal year 2010, the Company implemented an enterprise risk management program. The Company retained Ernst & Young to assist the Company in performing an enterprise risk assessment to identify key strategic, operating, legal and compliance, and financial risks, evaluate the significance of those risks, formulate a risk profile which identified relevant risk levels and management control efforts, and develop action plans to address these key risks. The Company’s senior management team regularly reviews and evaluates these key risks and the effectiveness of the Company’s risk management programs, and reported back to the Audit Committee and the full Board of Directors on a regular basis during fiscal year 2012. In addition, the Audit Committee oversees the Company’s financial risk exposures, financial reporting, and internal controls. The Compensation Committee oversees the Company’s executive compensation programs, monitors the administration of the Company’s various equity compensation plans, and conducts compensation-related risk assessments. The

Nominating Committee oversees risk related to the Company’s overall corporate governance profile and ratings; board and committee composition and structure; and director independence. Each Committee presents regular reports to the full Board of Directors. The Board’s role in risk oversight has not had any effect on the Board’s leadership structure.

Compensation Committee Interlocks and Insider Participation

The following directors served as members of the Compensation Committee during some or all of fiscal year 2012: Ms. Bevier (chairman), Messrs. Ames and Higginson, and Scott Thompson (who resigned from the Board in May 2012). None of these persons has at any time been an officer or employee of the Company. During fiscal year 2012, none of the Company’s executive officers served as a member of the board of directors or Compensation Committee of any entity that has had one or more executive officers that served as a member of the Company’s Board of Directors or Compensation Committee.

Related Person Transactions Policy and Procedures

As set forth in the written charter of the Audit Committee of the Board of Directors, any related person transaction involving a Company director or executive officer must be reviewed and approved by the Audit Committee. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. Related persons include any director or executive officer, certain shareholders and any of their “immediate family members” (as defined by SEC regulations). To identify any related person transaction, the Company requires each director and executive officer to complete a questionnaire each year requiring disclosure of any prior or proposed transaction with the Company in which the director, executive officer or any immediate family member might have an interest. Each director and executive officer is directed to notify the Company’s Executive Vice President and General Counsel of any such transaction that arises during the year, and the Company’s Chief Financial Officer reports to the Audit Committee on a quarterly basis regarding any potential related person transaction. In addition, the Board of Directors determines on an annual basis which directors meet the definition of independent director under the Nasdaq Listing Rules and reviews any director relationship that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. A copy of the Company’s “Policy and Procedures for Approving Related-Person Transactions” is available on our website at www.f5.com under the “About F5 — Investor Relations — Corporate Governance” section.

Certain Relationships and Related Person Transactions

The Company’s Articles limit the liability of the Company’s directors for monetary damages arising from their conduct as directors, except to the extent otherwise required by the Articles of Incorporation and the Washington Business Corporation Act. The Articles also provide that the Company may indemnify its directors and officers to the fullest extent permitted by Washington law, including in circumstances in which indemnification is otherwise discretionary under Washington law. The Company has entered into indemnification agreements with the Company’s directors and executive officers for the indemnification of, and advancement of expenses to, these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

Meetings of the Board of Directors and Standing Committees; Attendance at Annual Meetings

The Company’s Board of Directors met or acted by unanimous written consent 10 times during fiscal year 2012. The Audit Committee met 7 times and the Compensation Committee met or acted by unanimous written consent 11 times. During fiscal year 2012, the Nominating and Corporate Governance Committee met 4 times. The outside directors met 2 times during fiscal 2012, with no members of management present. Each member of the Board of Directors attended 75% or more of the Board of Directors meetings during fiscal year 2012. Each member of the Board of Directors who served on one or more of the Standing Committees attended at least 75%

of the applicable committee meetings during fiscal year 2012. All directors are also expected to be present at the Company’s annual meetings of shareholders. All directors attended the Company’s annual meeting for fiscal year 2011 except Messrs. Chadwick and Thompson.

Director Nomination

Criteria for Nomination to the Board of Directors. The Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent under the Nasdaq Listing Rules, that members of the Company’s Audit Committee meet the financial literacy requirements under the Nasdaq Listing Rules and that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to work effectively as part of a team, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

In evaluating director candidates, regardless of the source of the nomination, the Nominating Committee will consider, in accordance with its Charter, the composition of the Board as a whole, the requisite characteristics (including independence, diversity, skills and experience) of each candidate, and the performance and continued tenure of incumbent Board members. With respect to diversity, we broadly construe diversity to mean not only diversity of race, gender and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board therefore considers diversity in identifying nominees for director, but does not have a separate policy directed toward diversity.

Shareholder Proposals for Nominees. The Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Corporate Secretary and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the shareholders(s) making the nomination and the number of shares of Common Stock that are owned beneficially and of record by such shareholders(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee. Such nominations should be submitted in the time frame described in the Bylaws of the Company and under the caption “Shareholder Proposals for the Annual Meeting for Fiscal Year 2013” below.

Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to fill vacancies on the Board of Directors is initiated by conducting an assessment of critical Company and Board needs, based on the present and future strategic objectives of the Company and the specific skills required for the Board as a whole and for each Board Committee. A third-party search firm may be used by the Nominating Committee to identify qualified candidates. These candidates are evaluated by the Nominating Committee by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. Serious candidates meet with all members of the Board and as many of the Company’s executive officers as practical. Using the input from such interviews and the information obtained by the Nominating Committee, the full Board determines whether to appoint a candidate to the Board.

The Nominating Committee will evaluate the skills and experience of existing Board members against the Company’s critical needs in making recommendations for nomination by the full Board of candidates for election by the shareholders. The nominees to the Board of Directors described in this Proxy Statement were approved unanimously by the Company’s directors. Mr. Dreyer, who joined the Board of Directors in October 2012, and Ms. Bergeron and Mr. Smith, who joined the Board in January 2013 were recommended by third-party search firms the Nominating Committee retained at the expense of the Company in fiscal year 2012. The third-party search firms were provided guidance as to the particular skills, experience and other characteristics the Nominating Committee was seeking in potential candidates. The third-party search firms identified a number of potential candidates, including Ms. Bergeron and Messrs. Dreyer and Smith, and prepared background materials on these candidates, which were provided to the members of the Nominating Committee for their review. The third-party search firms interviewed those candidates the Nominating Committee determined merited further consideration, and assisted in arranging interviews of selected candidates with members of the Nominating Committee, other members of the Board of Directors, and certain of the Company’s executive officers. The third-party search firms also completed reference checks on the candidates.

The Nominating Committee expects that a similar process will be used to evaluate nominees recommended by shareholders. However, to date, the Company has not received any shareholder’s proposal to nominate a director.

Communications with Directors

Shareholders who wish to communicate with our directors may do so by contacting them c/o Corporate Secretary, F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119. As set forth in the Company’s Corporate Governance Guidelines, a copy of which may be found under the “About F5 — Investor Relations — Corporate Governance” section of our website, www.f5.com, these communications will be forwarded by the Corporate Secretary to a Board member, Board committee or the full Board of Directors as appropriate.

Code of Ethics for Senior Financial Officers

We have adopted a Code of Ethics that applies to all of our senior financial officers, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is posted under the “About F5 — Investor Relations — Corporate Governance” section of the Company’s website, www.f5.com. A copy of the Code of Ethics may be obtained without charge by written request to the Company’s Corporate Secretary. We also have a separate Code of Ethics that applies to all of the Company’s employees, which may also be found under the “About F5 — Investor Relations — Corporate Governance” section of our website.

Compensation Risk Assessment

The Compensation Committee and Company management have reviewed the Company’s compensation plans and programs and have concluded that none of these plans or programs is reasonably likely to have a material adverse effect on the Company. In making this evaluation, the Compensation Committee reviewed the key elements of each of the Company’s compensation programs and the means by which any potential risks are mitigated, including through various elements in the Company’s enterprise risk management program. The Company’s compensation programs include a mix of base salary, cash incentive compensation, and long-term equity compensation. The incentive compensation and performance-based annual equity awards programs for the executive officers include both revenue and EBITDA targets intended to ensure that the executive officers appropriately manage operating risks, avoid excessive risk-taking, and maintain the Company’s gross margin and operating margin targets while growing its revenue base.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis.” Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and the Company’s Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2012.

Members of the Compensation Committee:

A. Gary Ames

Deborah L. Bevier, Chair

Alan J. Higginson

Stephen Smith

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information about the fiscal year 2012 compensation program for our fiscal year 2012 named executive officers:

John McAdam, President and Chief Executive Officer (and our principal executive officer)

John Rodriguez, Executive Vice President and Chief Accounting Officer (and our principal financial officer)

Karl Triebes, Executive Vice President of Product Development and Chief Technical Officer

Manuel F. Rivelo, Executive Vice President of Security and Strategic Solutions

David Feringa, Executive Vice President of Worldwide Sales

Mr. Rodriguez served as our Executive Vice President and Chief Accounting Officer (and our principal financial officer) during fiscal year 2012. As of November 5, 2012, he serves as Senior Vice President and Corporate Compliance Officer. Mr. Rivelo joined the Company in October 2011 and Mr. Feringa was appointed to his current position in May 2012.

Updates to our Executive Compensation Program in Fiscal Year 2012

For fiscal year 2012, in light of the Company’s strong revenue growth and new positioning as part of the S&P 500 Index beginning in December 2010, the Compensation Committee directed its outside independent compensation consultant, Towers Watson, to review the peer group of companies used historically by the Compensation Committee for executive compensation benchmarking to identify a peer group which more closely aligned with the Company’s revenues and market capitalization. Towers Watson received input from the Compensation Committee, other members of the Company’s Board of Directors and management and recommended an updated list of Peer Group Companies for fiscal year 2012 (See “Factors Considered — Benchmarking”). The Peer Group Companies for fiscal year 2012, at the 50th percentile, had annual revenue of approximately $1.4 billion, while the peer group of companies for fiscal year 2011, at the 50th percentile, had annual revenue of approximately $777 million. Our annual revenue in fiscal year 2012 was $1.38 billion. The term “Peer Group Companies” used in the Compensation Discussion and Analysis shall mean this updated list.

Also, in November 2011, as part of the annual review of executive compensation, the Compensation Committee and the Board of Directors amended the Company’s “Policy Regarding the Granting of Equity-Based Compensation Awards,” a copy of which may be found under the “About F5 — Investor Relations — Corporate Governance” section of the Company’s website, www.f5.com, to provide that annual equity awards to the Company’s executive officers will be issued on November 1 (or, if such day is not a business day, on the following business day). In moving the award date to November 1, the quarterly targets for the performance portion of the annual equity awards issued to the executive officers will coincide with a single fiscal year and will not overlap two fiscal years. This transition resulted in smaller annual equity awards in fiscal year 2012 for the named executive officers who received annual awards, despite the Company’s strong performance (See “Elements of Our Compensation Program — Fiscal Year 2012 Equity Awards”).

Executive Summary and Executive Compensation Program Objectives

The objectives of our executive compensation program are to correlate executive compensation with the Company’s business objectives, performance and the creation of shareholder value, and to enable the Company to attract, retain and reward key executive officers who contribute to its long-term success. We believe the total direct compensation our named executive officers received in fiscal year 2012 as set forth in the Summary Compensation Table on page 30 is consistent with and reflects these objectives.

Fiscal Year 2012 Corporate Performance

The Company had outstanding operating results in fiscal year 2012. Our total annual revenue of $1.38 billion was the highest ever and an increase of 20% over fiscal year 2011. Product revenue increased 13%, and revenue from our services business increased 30% over fiscal year 2011. Cash flow from operating activities was $495 million, an increase of 19% over fiscal year 2011. Net income was $275 million, an increase of 14% over fiscal year 2011. We maintained very strong GAAP gross margins and operating margins throughout fiscal year 2012. Quarterly GAAP gross margins exceeded 82.7%, and GAAP quarterly operating margins exceeded 30.8% during fiscal year 2012. The Company continued to maintain a very strong balance sheet, ending the fiscal year with cash and investments totaling approximately $1.2 billion.

In fiscal year 2012, the Company further strengthened its position as a technology leader:

•	We continued to launch a wide-range of initiatives and new products focused on key industry trends including data center consolidation, virtualization and cloud computing.

•

We expanded our selection of virtual (software only) editions of our products and introduced a cloud licensing program and other cloud-enabling technologies and introduced a new VIPRION solution, the 4480 chassis and 4300 performance blade, specifically designed for service providers and large enterprises.

•

We introduced a new clustering technology which allows customers to combine multiple BIG-IP platforms across virtual and physical data centers and expanded our offerings of iAPP templates to simplify the deployment and management of applications.

•

We achieved ISCA Labs certification of the latest release of our BIG-IP product family as a high performance network firewall, which, combined with the success of the Company’s award-winning web application firewall, BIG-IP Application Security Manager, enabled the Company to significantly expand its security solutions business.

In fiscal year 2012, the Company continued to achieve record operating results while enhancing its technology and market leadership positions. The Company continued to deliver significant long-term shareholder value. During the Company’s five most recent fiscal years, shareholder value increased at a compounded annual growth rate of 23%, while comparable rates for the Nasdaq Composite Index, Nasdaq Computer Index and the S&P 500 index were 3%, 7% and -1% respectively, and 2.4% for the Peer Group Companies. Our share price growth rates were 47%, 164% and 181% as of September 30 over the past one, three and five year time periods. Comparable growth rates for the Nasdaq Composite Index were 29%, 47% and 15% respectively; 31%, 61% and 38% respectively for the Nasdaq Computer Index; 27%, 36% and -6% respectively for the S&P 500 Index, and 27%, 33%, and 13% respectively for the Peer Group Companies.

Prepared by Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1980-2012 Index Data: Copyright Standard and Poor’s, Inc. and Copyright NASDAQ OMX, Inc. Used with permission. All rights reserved.

In fiscal year 2012, the Company also had strong performance as compared to the Peer Group Companies.

Except for the updated Peer Group Companies and the new annual grant date referenced above, the fiscal year 2012 compensation program for our named executive officers was consistent with the fiscal year 2011 program. In evaluating the Company’s executive compensation program for fiscal year 2012, the Compensation Committee considered the shareholder advisory vote on executive compensation for fiscal year 2011 which was approved by over 98% of the votes cast. Also, in response to the advisory vote at the 2011 annual meeting, the Board decided that future advisory votes on executive compensation would be submitted to shareholders on an annual basis. The Compensation Committee carefully considers feedback from shareholders regarding the Company’s executive compensation, including the results of the shareholders’ annual advisory vote on executive compensation. Shareholders are invited to express their views to the Committee, including as described above under the heading “Communications with Directors.”

Compensation Philosophy

We design the compensation programs for our executive officers to link compensation to improvements in the Company’s financial performance and the creation of shareholder value. We achieve this objective through a compensation program that:

•	provides a competitive total compensation package that enables the Company to attract, motivate, reward and retain executive officers who contribute to the Company’s success;

•	links incentive compensation to the performance of the Company and aligns the interests of executive officers with the long-term interests of shareholders; and

•	establishes incentives that relate to the Company’s quarterly, annual and long-term business strategies and objectives.

The Compensation Committee believes that the Company’s executive compensation should also reflect each executive officer’s qualifications, experience, role and personal performance, and the Company’s performance achievements.

Elements of Our Compensation Program

The three primary components of our executive compensation program are: (i) base salary, (ii) incentive compensation in the form of cash bonuses, and (iii) equity compensation.

Base Salary.

Base salary is the guaranteed element of employees’ annual cash compensation. Executive officers’ base salaries are set at levels that reflect their specific job responsibilities, experience, qualifications, job performance and potential contributions; market data from two salary surveys covering technology companies in comparable areas (“Survey Companies”); and compensation paid to comparable executives as set forth in proxy statements for the Peer Group Companies developed by an outside independent compensation consultant (See “Factors Considered — Benchmarking”). Base salaries are reviewed and generally adjusted annually and may also be adjusted from time to time in recognition of individual performance, promotions and marketplace competitiveness. The base salaries of the executive officers, including Mr. McAdam, are generally set at or near the 50th percentile range of base compensation for comparable executive officers in the Survey Companies and Peer Group Companies.

Incentive Compensation.

The Compensation Committee believes that incentives based on attaining or exceeding established financial targets properly align the interests of the executive officers with the interests of the shareholders. All of our executive officers participate in the Incentive Compensation Plan for Executive Officers (“Incentive Plan”). The Incentive Plan is a cash incentive bonus plan, with each executive officer assigned a target bonus amount expressed as a percentage of such executive officer’s base salary, ranging from 30% to 80%.

The Compensation Committee, in consultation with our President and CEO, determines each of these target bonus percentages based on its assessment of the impact each position had on the Company’s financial performance and compensation data from the Survey Companies and Peer Group Companies provided by the outside consultant. The total direct cash compensation (base salary plus the target bonus) of the executive officers, including Mr. McAdam, is generally set at or near the 50th percentile range of total direct cash compensation for comparable executive officers at the Peer Group Companies. If earned, the cash incentive bonus is paid quarterly. 50% of the cash incentive bonus is based on the Company achieving target revenue for the quarter, and 50% is based on the Company achieving target EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter. Each such target is determined by the Compensation Committee. See footnote (3) of the Grants of Plan-Based Awards Table in Fiscal 2012 for information regarding the targets for fiscal 2012. No cash incentive bonus will be paid for results less than 80% of an applicable target. The cash incentive bonus is paid on a linear basis above 80% of the targeted goals. Results for both targets must equal or exceed 100% for the total cash incentive bonus to be paid at 100% or more. For example, if 90% of the revenue goal and 85% of the EBITDA goal are achieved, the quarterly cash incentive bonus is paid out at 87.5%. If 90% of the revenue goal and 105% of the EBITDA are achieved, the EBITDA goal is capped at 100% and the quarterly cash incentive bonus is paid out at 95%. If 100% of the revenue goal and 120% of the EBITDA goal are achieved, the quarterly cash incentive bonus is paid out at 110% since both goals were achieved at 100% or more.

If the Company restates its reported financial results to correct a material accounting error on an interim or annual financial statement included in a report on Form 10-Q or 10-K due to material noncompliance with a financial reporting requirement under the federal securities laws, the Board of Directors shall review any incentive bonuses paid to the President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Executive Vice President and General Counsel as a result of the restated results during the 12-month period preceding the filing of the restatement and, to the extent practicable and in the best interests of shareholders, shall seek to recover or cancel the appropriate excess portion, if any, of such awards that were based on financial results that were revised in the restatement. Following such review, if the Board of Directors decides not to recover or cancel any portion of the awards at issue, that decision shall be disclosed in the Company’s next annual proxy statement.

Fiscal Year 2012 Base Salaries and Incentive Compensation awards

As compared to the Peer Group Companies in fiscal year 2011, the base salaries for each of Messrs. McAdam, Rodriguez and Triebes were at or below the 50th percentile and their total direct cash compensation (base salaries plus cash incentive bonus at 100%) was below the 50th percentile. Their base salaries for fiscal year 2012 were increased by 15%, 6% and 10%, respectively to bring their base salaries more in line with comparable executive officers in the Peer Group Companies. In the case of Mr. McAdam, the Board determined that this increase was also in recognition of his tenure and outstanding performance as the Company’s President and Chief Executive Officer. There was no change to the target bonus percentages although the increases in the base salaries for these named executive officers resulted in an increase in the dollar amount of the target cash incentive bonuses.

Incentive Plan % of Base Salary
• John McAdam	80%
• John Rodriguez	35%
• Karl Triebes	50%
• Manny Rivelo	53%
• David Feringa	60%

In fiscal year 2012, the Company achieved 104% of the annual revenue target and 104% of the annual adjusted EBITDA target. As a result, the executive officers earned 104% of their total target cash incentive bonus in fiscal year 2012. The Compensation Committee retains some discretion in the administration of the Incentive Plan, although the Committee did not exercise that discretion in administration of the Incentive Plan in fiscal year 2012. The Compensation Committee believes that the cash incentive bonuses paid to the executive officers for performance in fiscal year 2012 were merited due to the Company’s outstanding operating results summarized above.

Equity Compensation.

The Compensation Committee believes that equity ownership aligns the interests of executive officers with those of the shareholders and provides significant motivation to executive officers to maximize value for the Company’s shareholders. In accordance with this belief, the Compensation Committee periodically approves grants of equity compensation in the form of restricted stock units (“RSUs”) under the Company’s equity incentive plan. The amounts of these grants are based on the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to the Company’s success, equity compensation data from Survey Companies and Peer Group Companies provided by the outside consultant, previous grants to each officer, and recruitment and retention considerations. The value of equity compensation grants to each of the executive officers is generally set between the 50th and 75th percentile range of the value of the most recent long-term incentive compensation grants to comparable executive officers in the Survey Companies and Peer Group Companies. In considering the value of equity compensation grants to executive officers, the Compensation Committee considers the total value of the shares underlying the RSUs based on the value of the Common Stock on the date the annual awards are issued rather than the aggregate grant date fair value for accounting purposes as described in more detail in footnote (8) of the Grants of Plan-Based Awards in Fiscal 2012 Table.

For fiscal years 2010 and 2011, the Compensation Committee recommended a target total value of approximately $5,309,000 for Mr. McAdam’s annual equity award, and approximately $1,517,000 for Messrs. Rodriguez and Triebes.

In January 2007, the Board of Directors approved and adopted a “Policy Regarding the Granting of Equity-Based Compensation Awards,” a copy of which may be found under the “About F5 — Investor Relations — Corporate Governance” section of the Company’s website, www.f5.com. This policy provides that the Compensation Committee or the Board of Directors, as applicable, shall approve equity awards to existing employees and service providers (other than newly-promoted individuals and non-employee directors) on an annual basis on August 1 (or, if such day is not a business day, on the following business day). In November 2011, as part of the annual review of executive compensation, the Compensation Committee and the Board of Directors amended this policy to provide that annual equity awards to the Company’s executive officers will be issued on November 1 (or, if such day is not a business day, on the following business day). In moving the award date to November 1, the quarterly targets for the performance portion of the annual equity awards issued to the executive officers will coincide with a single fiscal year and will not overlap two fiscal years.

Prior to fiscal year 2010, annual equity awards vested in quarterly increments over a two year period. For the annual equity awards to the Company’s executive officers beginning in fiscal 2010, the vesting period was extended to the three year period following the awards. Equity awards to newly-hired employees and service providers (other than non-employee directors) and to newly-promoted individuals shall be approved on a quarterly basis on February 1, May 1, August 1 and November 1 (or, if such day is not a business day, on the following business day). These new-hire and promotion grants generally vest over a four year period, with 25% vesting on the first anniversary of the award and the balance vesting in equal quarterly increments over the following three years. The Compensation Committee or the Board of Directors, as applicable, may approve equity awards outside of the new-hire grant date to select individuals in the event of extraordinary circumstances. Prior to each annual meeting of shareholders, the Compensation Committee reviews and recommends to the Board of Directors for approval the amount and terms of any equity awards to be granted to non-employee directors. The Board of Directors approves all equity awards to be granted to non-employee directors on the date of the annual meeting of shareholders.

Since December 2006, the Board of Directors and Compensation Committee have included a performance-based component in the annual equity awards granted to the executive officers. The vesting of 50% of each annual equity award to the executive officers in fiscal 2006, 2007, 2008 and 2009 was subject to the Company achieving specified performance targets over the two year period following the awards (25% in the first four quarters and 25% in the second four quarters following the awards). Beginning with the annual equity award in fiscal 2010, the vesting period for the awards, including the performance-based component of the awards, was extended to the three year period following the award. The Compensation Committee sets these targets on an annual basis. The Compensation Committee reviews and evaluates revenue and expense projections proposed by management and considers industry, competitive and economic trends in setting these targets. These performance-based awards were subject to adjustment or recovery by the Company as provided by law.

For the performance-based equity awards issued to the named executive officers, including the performance-based equity awards approved in fiscal 2012, the Compensation Committee utilized the performance formula, revenue and EBITDA targets established for the Incentive Plan. See footnote (6) of the Grants of Plan-Based Awards Table in Fiscal 2012 for additional information regarding the performance-based equity compensation program in fiscal 2012.

The Compensation Committee continues to believe that revenue growth is an important measure for the performance-based equity awards as the Company’s ability to consistently grow revenue is of crucial importance in maintaining and growing shareholder value, and furthers the shared interests of the Company’s executive officers and shareholders. The focus on revenue growth is balanced by the EBITDA targets intended to ensure that the Company appropriately manages operating risks, avoids excessive risk-taking, and maintains its gross margin and operating margin targets while growing its revenue base. As set forth above, total annual revenue of $1.38 billion in fiscal year 2012 was the highest ever, an increase of 20% over fiscal year 2011 and 104% of the annual revenue target set by the Compensation Committee. The Company achieved this record revenue while delivering quarterly GAAP gross margins which exceeded 82.7%, and GAAP quarterly operating margins which exceeded 30.8% during fiscal year 2012, and achieving 104% of the annual EBITDA target. The Compensation Committee believes that using the same performance formula and targets for the Incentive Plan and the performance-based equity awards is an important and fundamental element in the Company’s executive compensation program, and has contributed to the Company’s operational and financial success. The performance formula and targets represent key metrics by which the Company is evaluated, and provide an appropriate and effective balance of performance incentives to focus and motivate executive officers to maximize value for the Company’s shareholders without excessive risk-taking. Use of the same performance formula and targets provide the Company’s shareholders a more direct means of evaluating executive compensation and Company performance, promote a balanced focus on both quarterly and annual targets, and is administratively efficient for the Company in that performance-based equity awards, if any, will be calculated and issued on a quarterly basis. Equity awards not earned for any quarter are forfeited and, except as provided by law, issued awards will not be subject to future adjustments or recovery. In accordance with the 2005 Equity Incentive Plan (“2005 Plan”), a named executive officer must be employed by the Company or its affiliates on each vesting date in order to receive the shares of Common Stock issuable upon such vesting date.

Fiscal Year 2012 Equity Awards

For the annual equity awards issued in fiscal year 2012 (“2012 Annual Equity Award”), the Compensation Committee approved the following awards to the executive officers as set forth below.

Annual Equity Awards
• John McAdam	28,364 RSUs
• John Rodriguez	4,728 RSUs
• Karl Triebes	9,455 RSUs

The target values for the 2012 Annual Equity Awards for Messrs. McAdam, Rodriguez and Triebes were $3,000,000, $500,000 and $1,000,000 respectively. The Compensation Committee approved these grants to facilitate the Company’s transition to the November 1 annual grant date, in recognition of the value of equity compensation grants and the target total direct compensation (total value of annual base, bonus and equity compensation grants) for comparable executive officers in Peer Group Companies, and as a retention tool in recognition of the outstanding performance of the Company and tenure of the executive team. In the absence of these grants in November 2011, the executive officers would not have received an annual equity award in fiscal year 2012 due to the transition to the November 1 annual grant date.

In fiscal year 2012, the Compensation Committee approved a new-hire grant of 40,000 RSUs for Mr. Rivelo and a promotion grant of 30,000 RSUs for Mr. Feringa. Messrs. Rivelo and Feringa did not receive a 2012 Annual Equity Award.

Stock Ownership Guidelines

In October 2010, the Board of Directors adopted stock ownership guidelines for the Company’s named executive officers and other executive officers. The guidelines were established to promote a long-term perspective in managing the business, further align the interests of the executive officers and the Company’s shareholders, and reduce any incentive for excessive short-term risk taking. The guidelines provide for the following stock ownership:

President and Chief Executive Officer	5x base salary
All Other Executive Officers	2x base salary

Executive officers are required to achieve the ownership guidelines within the later of five years after adoption of the guidelines by the Board of Directors or within three years after first being designated as an executive officer. Until the applicable guideline is achieved, the executive officers are required to retain that number of shares equal to not less than 20% of the Net Shares received as the result of the vesting of any RSUs.

“Net Shares” are those shares that remain after shares are sold to pay withholding taxes. Shares of Common Stock that count towards satisfaction of the guidelines include shares purchased on the open market, shares obtained through stock option exercises or pursuant to the Company’s Employee Stock Purchase Plan, shares obtained through grants of Restricted Stock Units, and shares beneficially owned in a trust by a spouse and/or minor children. Shares owned by executive officers shall be valued at the greater of (i) the price at the time of acquisition/purchase or (ii) the current market value.

Derivatives Trading and Hedging Policy

Pursuant to the Company’s “Insider Trading Policy,” a copy of which may be found under the “About F5 — Investor Relations — Corporate Governance” section of our website, www.f5.com, the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The policy specifically prohibits directors, officers and other employees, and their family members, from engaging in short sales of the Company’s securities, transactions in puts, calls or other derivative securities on an exchange or in any other organized market, and certain hedging transactions related to the Company’s securities. In addition, directors, officers and other employees are prohibited, except under certain limited exceptions, from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Each of the named executive officers complied with this Policy during fiscal year 2012 and has no Company securities pledged or in margin accounts.

Other Benefits and Perquisites.

The Company’s executive officers participate in broad-based benefit plans that are available to other employees. The Company does not currently provide additional material perquisites for its executive officers.

How Each Element Fits Into our Overall Compensation Objectives and Affects Other Elements of Compensation

Consistent with our philosophy that a significant amount of the executive officers’ compensation should be directly linked to the performance of the Company and align the interests of executive officers with the long-term interests of shareholders, a majority of the executives’ compensation is based on the Company achieving certain performance and financial targets. We do not have an exact formula for allocating between cash and equity compensation, but target total direct cash compensation (base salary plus the target bonus) of the executive officers is at or near the 50th percentile range of total cash compensation for comparable executive officers in the Peer Group Companies, and total direct compensation (cash and equity compensation) is between the 50th and 75th percentiles.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

The accounting and tax treatment of the elements of our compensation program is one factor considered in the design of the compensation program. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the federal income tax deduction for certain types of compensation paid to the chief executive officer and the three other most highly compensated executive officers of publicly-held companies (other than the chief executive officer and principal financial officer) is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Compensation Committee is aware of this limitation and has decided that it is not appropriate at this time to limit the Company’s discretion to design the compensation packages payable to the Company’s executive officers to comply with these deductibility guidelines.

Factors Considered — Benchmarking

The Compensation Committee conducts an annual review of the executive compensation program and utilizes peer and survey group data to help set proper compensation levels. The Compensation Committee has retained an outside independent compensation consultant, Towers Watson, to assist it in this review and to conduct a competitive review of the total direct compensation (cash and equity compensation) for the Company’s executive officers. Towers Watson worked directly with the Compensation Committee (and not on behalf of management) and performs no other consulting or other services for the Company. The Compensation Committee instructed Towers Watson to collect base salary, total cash, long-term incentive, and total direct compensation data and to analyze and compare on a pay rank and position basis our executive officers’ compensation with the compensation paid to comparable executives as set forth in proxy statements for the peer group companies developed by Towers Watson and approved by the Compensation Committee. The following is a list of the peer group companies utilized by the Compensation Committee in fiscal year 2011:

ADC Telecommunications Inc.	Juniper Networks Inc.	Sonic WALL Inc.
ADTRAN Inc.	Level 3 Communications	Sonus Networks Inc.
Blue Coat Systems Inc.	McAfee Inc.	Symantec Corp
BMC Software Inc.	Network Appliance Inc.	Sybase Inc.
Ciena Corp	Progress Software Corp	VeriSign Inc.
Citrix Systems Inc.	QLogic Corp.	Websense Inc.
Cogent Inc.	Quest Software
Emulex Corp.	Red Hat Inc.
Henry (Jack) & Associates Inc.	Riverbed Technology

As noted above, for fiscal year 2012, the Compensation Committee directed Towers Watson to review the peer group of companies used historically by the Compensation Committee. Towers Watson received input from the Compensation Committee, other members of the Company’s Board of Directors and management and recommended the following updated list of Peer Group Companies for fiscal year 2012:

ADTRAN Inc.	Juniper Networks Inc.	Riverbed Technology
Akamai Technologies, Inc.	Level 3 Communications	Symantec Corp
BMC Software Inc.	Equinix, Inc.	Red Hat Inc.
CA Technologies	Network Appliance Inc.	VeriSign Inc.
Citrix Systems Inc.	QLogic Corp.

Towers Watson also analyzed and compared our executive officers’ compensation with the compensation paid to comparable executives based on compensation data published in the Radford Executive Survey for companies in the Software/Network sector with revenues from $1 billion to $5 billion and the IPAS High Technology Survey for companies with revenues from $500 million to $3 billion. The following companies participated in the Radford Executive Survey:

A.T. Kearney, Inc.

Acision BV

Acxiom Corporation

ADC Telecommunications,

Inc.

Akamai Technologies, Inc.

Alliance Data Systems

Altera Corporation

Amdocs Ltd.

Anritsu Company

AptarGroup, Inc.

Aptina Imaging

Corporation

ARM Inc.

Aspect Software, Inc.

Atmel Corporation

Autodesk, Inc.

Avago Technologies, US Inc.

Avid Technology, Inc.

BMC Software, Inc.

Bose Corporation

Brocade Communication

Systems

Brooks Automation, Inc.

Bull SAS

Cadence Design Systems, Inc.

Carestream Health, Inc.

Cerner Corporation

Check Point Software

Technologies

Ciena Corp

Citrix Systems, Inc.

Cognizant Technology

Solutions

CompuCom Systems Inc.

Compuware Corporation

Convergys Corporation

Cree, Inc.

Cypress Semiconductor Corp.

Dassault Systems

Disney Interactive Media Group

Dolby Laboratories, Inc.

ECI Telecom, Ltd.

Enersys, Inc.

Ensco International Inc.

Epson Europe B.V.

F5 Networks, Inc.

Fox Interactive Media, Inc.

Gartner Inc

Global Crossing Ltd.

GTECH Holdings Corp.

Hitachi Data Systems Corp.

IAC Search & Media

IiBasis, Inc.

Imation Corp.

Infinera Corporation

InfoPrint Solutions Inc.

Integrated Device Technology

IntelSat

Invensys plc

IPC Systems

JDA Software Group, Inc.

JDS Uniphase Corporation

Keane

KEMET Electronics Corporation

Kingston Technology Company

Kronos Incorporated

Lam Research Corporation

Lawson Software, Inc.

Logitech International, S.A.

LSI Corporation

McAfee, Inc.

Mentor Graphics Corporation

Merrill Corporation

Microchip Technology Inc.

Microsemi Corporation

Misys International Banking

Mitac International Corp.

MKS Instruments, Inc.

National Instruments Corp.

NAVTEQ Corporation

NDS Group Limited

NICE Systems

Novell, Inc.

Novellus Systems, Inc.

Nuance Communications, Inc.

Nypro, Inc.

Open Text Corporation

Panasonic Avionics Corporation

Panduit Corporation

PerkinElmer, Inc.

Plexus Corp.

PMC-Sierra, Inc.

Ploycom, Inc.

Powerwave Technologies, Inc.

Progress Software Corporation

PTC

Quantum Corporation

Quest Software, Inc.

RealNetworks, Inc.

Red-Hat, Inc.

Sabre Holdings, Inc.

Salesforce.com, Inc.

Sapient Corporation

SAS Institute, Inc.

SAVVIS Communications Corp.

Schneider Electric

Siemens PLM Software

Software AG, Inc.

SunPower Corporation

Sybase, Inc.

Synopsys, Inc.

Tektronix, Inc.

Telcordia Technologies, Inc.

Tellabs, Inc.

Teradata Corporation

The Capital Group Companies

The Mathworks, Inc.

The Vitec Group plc

TIBCO Software, Inc.

TransUnion, LLC

Travelport GDS

Trend Micro

Trimble Navigtation Limited

TTI, Inc.

UTStarcom

VeriSign, Inc.

VMWare, Inc.

Waters Corporation

The following companies participated in the IPAS High Technology Survey:

ACCELA	DIGI INTERNATIONAL	ORACLE

ACCENTURE	EBAY	PALO ALTO NETWORKS

ADOBE SYSTEMS	EMC	ZLOGIC

ADVENT SOFTWARE	ENTRUST	QUALYS

AKAMAI TECHNOLOGIES	ERICSSON	QUANTUM

ALCATEL-LUCENT	ERICSSON - US	QUEST SOFTWARE

ALLIED TELESIS	EXPEDIA	RACKSPACE HOSTING

AMAZON.COM	EXTREME NETWORKS	RED HAT

AMDOCS	FACEBOOK	RIVERBED TECHNOLOGY

APPLE	FIRE EYE	SALESFORCE.COM

ARIBA	FORTINET	SAP AG

ARUBA NETWORKS	GOOGLE	SIEMENS ENTERPRISE COMMUNICATIONS

ASSIA

AUTODESK

AVAYA

BLUE COAT SYSTEMS

BMC SOFTWARE

BROCADE COMMUNICATIONS SYSTEMS

CA TECHNOLOGIES

CADENCE DESIGN SYSTEMS

CENTRIFY

CHECK POINT SOFTWARE TECHNOLOGIES

CHELSIO COMMUNICATIONS

CIENA

CISCO SYSTEMS

SITRIX SYSTEMS

CLOUDMARK

COLLABNET

COMMVAULT SYSTEMS

DATADIRECT NETWORKS

DATALINK

HEWLETT-PACKARD

HITACHI DATA SYSTEMS

HUAWEI

EBM

IMPERVA

INFINERA

INFOBLOX

INFORMATICA

INNOPATH SOFTWARE

IXIA

JOYENT

JUNIPER NETWORKS

LENOVO

LINKEDIN

MCAFEE

MICROSOFT

MOZILLA

NETAPP

NETSCOUT SYSTEMS

NOKIA

SILVER SPRING NETWORKS

SONICWALL

SONUS NETWORKS

SOURCEFIRE

SUNGARD

SYBASE

SYMANTEC

TATA COMMUNICATIONS

TELLABS

TERADATA

THE MATHWORKS

TREND MICRO

TWITTER

VERISIGN

SMWARE

WEBSENSE

WIND RIVER SYSTEMS

YAHOO!

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee annually assesses the performance of, and recommends to the full Board of Directors base salary and incentive compensation for, the Company’s President and Chief Executive Officer. The Company’s President and Chief Executive Officer recommends to the Compensation Committee annual base salary and incentive compensation adjustments for the other executive officers.

Employment Contracts and Change in Control Arrangements

In May 2009, after an extensive review process and in consultation with Towers Watson and outside legal counsel, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved the Company entering into change of control agreements with each of the executive officers (See “Potential Payments Upon Termination or Change in Control”). The Compensation Committee recognizes the threat or possibility of an acquisition by another company or some other change of control event can be a distraction and believes that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued full attention and dedication of the Named Executive Officers notwithstanding the possibility, threat or occurrence of such an event. See the “2012 Potential Payments Upon Termination or Change in Control Table” for additional information regarding the potential payments and benefits that each Named Executive Officer could receive pursuant to the change of control agreements.

There are currently no other written employment contracts with any of the Named Executive Officers. Each such officer is an “at-will” employee, and his employment may be terminated anytime with or without cause. The RSU grant agreements issued to our Named Executive Officers provide that upon certain changes in control of the Company the vesting of outstanding and unvested RSUs will accelerate and such RSUs will become fully vested. We believe that such change in control provisions provide an additional tool for attracting and retaining key executive officers.

Summary Compensation Table

The following table sets forth information concerning compensation for services rendered to us by (a) our Chief Executive Officer (the “CEO”), (b) our Chief Accounting Officer for fiscal year 2012 (now our Senior VP and Corporate Compliance Officer) and (c) our three other most highly compensated executive officers who were serving as our executive officers at the end of fiscal year 2012. These executive officers are collectively hereinafter referred to as the “Named Executive Officers.”

Summary Compensation Table for Fiscal Year 2012

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)(4)
John McAdam	2012	$796,722		$3,759,978	$657,349		$600	$5,214,649
President and Chief Executive Officer	2011	$687,119		$6,406,726	$613,051		$600	$7,707,496
	2010	$626,916		$7,523,870	$733,576		$600	$8,884,962

John Rodriguez(5)	2012	$307,440		$836,143	$110,069		$21,064	$1,274,716
Senior VP and Corporate Compliance	2011	$285,235		$1,830,551	$111,425		$4,600	$2,231,811
Officer (Principal Financial Officer for fiscal year 2012)	2010	$269,604		$2,055,285	$118,597		$4,600	$2,448,086

Karl Triebes	2012	$479,569		$1,169,530	$246,446		$4,600	$1,900,145
Executive VP of Product Development and Chief Technical Officer	2011	$430,570		$1,830,551	$240,284		$4,600	$2,506,005
	2010	$409,597		$2,409,685	$299,789		$4,600	$3,123,671

Manuel F. Rivelo(6)	2012	$347,081		$4,022,400	$191,924		$4,000	$4,565,405
Executive VP of Security and Strategic Solutions

David Feringa(7)	2012	$352,141	(8)	$2,817,300	$316,677	(9)	$4,000	$3,490,118
Executive VP of Worldwide Sales

(1)	This column represents the aggregate grant date fair value of RSUs treated as granted to Named Executive Officers in the applicable year computed in accordance with Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”) and determined as of the grant date under ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-Based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2012. Additional information about the RSUs appears in the Compensation Discussion and Analysis and in the Grants of Plan-Based Awards table and related narrative.
(2)	This column represents the total cash incentive bonus paid to the Named Executive Officers in fiscal year 2012 under the Incentive Plan. 50% of the cash incentive bonus is based on the Company achieving target revenue for each quarter, and 50% is based on the Company achieving target EBITDA for each quarter. In fiscal year 2012, the Company achieved 104% of the annual revenue target and 104% of the annual EBITDA target. As a result, the executive officers who participated in the Incentive Plan for the four quarters in fiscal year 2012 earned 104% of their target cash incentive bonus in fiscal year 2012. Mr. Feringa earned approximately 103% of his target cash incentive bonus for the period he served as an executive officer. For additional information, see footnote (3) of the Grants of Plan-Based Awards in Fiscal Year 2012 Table.

(3)	Items in the “All Other Compensation” column are outlined in the following table:

Items in All Other Compensation Column for Fiscal Year 2012

Name	Company Contributions to 401(k) Plan	Internet Service Stipend	Total All Other Compensation
John McAdam	$0	$600	$600
John Rodriguez*	$4,000	$600	$21,064
Karl Triebes	$4,000	$600	$4,600
Manuel F. Rivelo	$4,000	$0	$4,000
David Feringa	$4,000	$0	$4,000

*	Total All Other Compensation for Mr. Rodriguez also includes $16,464 for parking stipend and employee reward trips.
(4)	The Company did not provide any discretionary bonus or options for the 2012, 2011 and 2010 fiscal years and does not have a pension or nonqualified deferred compensation plan.
(5)	During fiscal year 2012 Mr. Rodriguez was the Executive Vice President and Chief Accounting Officer and served as the Principal Financial Officer. Mr. Rodriguez has served as Senior Vice President and Corporate Compliance Officer since November 5, 2012.
(6)	Mr. Rivelo joined the Company in October 2011.
(7)	Mr. Feringa was not an executive officer in fiscal years 2011 or 2010.
(8)	Includes $5,827 of commissions earned in fiscal year 2012 based on .1% of certain training, consulting and installation sales. As an executive officer, Mr. Feringa will no longer earn these commissions.
(9)	Includes $230,064 earned in fiscal year 2012 pursuant to a sales incentive compensation program. For additional information, see footnote (11) of the Grants of Plan-Based Awards in Fiscal Year 2012 Table.

Grants of Plan-Based Awards in Fiscal Year 2012

					Estimated Possible Payouts Under Non-equity Incentive Plan Awards(3)			Estimated Possible Payouts Under Equity Incentive Plan Awards(6)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)(8)
Name	Grant Date		Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John McAdam	11/9/2011	(1)(4)	11/9/2011		—	—	—	3,782	4,727	N/A	14,182	(7)	$2,000,040
	10/14/2011	(1)(5)	10/14/2011		—	—	—	15,632	19,540	N/A	—		$1,759,938
		(2)	11/9/2011		$505,325	$631,656	N/A	—	—	—	—		—

John Rodriguez	11/9/2011	(1)(4)	11/9/2011		—	—	—	630	788	N/A	2,364	(7)	$333,387
	10/14/2011	(1)(5)	10/14/2011		—	—	—	4,465	5,582	N/A	—		$502,756
		(2)	11/9/2011		$84,614	$105,767	N/A	—	—	—	—		—

Karl Triebes	11/9/2011	(1)(4)	11/9/2011		—	—	—	1,261	1,576	N/A	4,728	(7)	$666,774
	10/14/2011	(1)(5)	10/14/2011		—	—	—	4,465	5,582	N/A	—		$502,756
		(2)	11/9/2011		$189,451	$236,814	N/A	—	—	—	—		—

Manuel F. Rivelo	11/1/2011	(1)	9/22/2011		—	—	—	—	—	—	40,000	(9)	$4,022,400
		(2)	9/22/2011		$146,667	$183,333	N/A	—	—	—	—		—

David Feringa	8/1/2012	(1)	5/30/2012		—	—	—	—	—	—	30,000	(10)	$2,817,300
		(2)	5/30/2012		$67,383	$84,229	N/A	—	—	—	—		—
		(11)		(11)	N/A	$204,192	N/A	—	—	—	—		—

(1)	RSUs granted under the 2005 Plan. No options were granted to the Named Executive Officers in fiscal year 2012.
(2)	Represents the cash incentive bonus for fiscal year 2012 awarded under the Incentive Plan. On November 9, 2011, the Compensation Committee approved for recommendation to the Board of Directors the fiscal year 2012 target bonus amount for Mr. McAdam and the Board of Directors approved the fiscal year 2012 target bonus amount for Mc. McAdam on November 9, 2011. The Compensation Committee approved the fiscal year 2012 target bonus amounts for the other executive officers. The amounts listed in the table for Messrs. Rivelo and Feringa were prorated based on commencement of their service as executive officers.
(3)	50% of the cash incentive bonus is based on the Company achieving target revenue for the quarter and 50% is based on the Company achieving target EBITDA for the quarter. No cash incentive bonus will be paid for results less than 80% of an applicable target. The cash incentive bonus is paid on a linear basis above 80% of the targeted goals. For example, 85% of the possible cash incentive bonus will be paid for revenue or EBITDA at 85% of the applicable target. Similarly, 105% of the possible cash incentive bonus will be paid for revenue or EBITDA at 105% of the applicable target. However, results for both targets must equal or exceed 100% for the total cash incentive bonus to be paid at 100% or more. In fiscal year 2012, the quarterly revenue targets for purposes of the Incentive Plan were $315 million, $319 million, $331 million and $358 million, for an annual target of $1,323 million; and the quarterly EBITDA targets were $102.2 million, $102.8 million, $109.2 million and $119.5 million, for an annual target of $433.8 million. The actual cash incentive bonus earned for fiscal year 2012 is set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2012.
(4)	The Estimated Possible Payouts Under Equity Incentive Plan Awards is set forth for four quarters of the first year performance portion of the annual equity awards issued in fiscal year 2012 (16.66% of the total annual equity awards issued in fiscal year 2012)(the “2012 Performance Award”).
(5)	Represents (i) three quarters of the first year performance portion and first quarter of the second year performance portion of the annual equity awards issued in fiscal 2011 (16.66% of the total annual equity awards issued in fiscal year 2011)(the “2011 Performance Award”) and (ii) three quarters of the second year performance portion and first quarter of the third year performance portion of the annual equity awards issued in fiscal year 2010 (16.66% of the total annual equity awards issued in fiscal 2010)(“2010 Performance Award”)(together with the 2012 Performance Award collectively “Performance Awards”). Under ASC Topic 718, the 2011 Performance Award and the 2010 Performance Award are treated as grants in fiscal year 2012 as the applicable performance targets were set in fiscal year 2012.
(6)

The Performance Awards are subject to the same quarterly revenue and EBITDA goals set by the Board of Directors for the applicable periods in fiscal year 2012. The quarterly revenue targets for the last three quarters of the second year performance portion of the 2010 Performance Award and the first three quarters of the first year performance portion of the 2011 Performance Award (based on the Company’s performance in the first through the third quarters of fiscal year 2012) were $315 million, $319 million and $331 million, and the quarterly EBITDA targets were $102.2 million,

$102.8 million and $109.2 million. The quarterly revenue target for the first quarter of the third year performance portion of the 2010 Performance Award and for the first quarter of the second year performance portion of the 2011 Performance Award (based on the Company’s performance in the fourth quarter of fiscal year 2012) was $358 million and the quarterly EBITDA target was $119.5 million. For the four quarters of fiscal year 2012, the Company achieved 102.4%, 106.5%, 106.5% and 100% of the quarterly revenue target and 103.4%, 107.7%, 106.9% and 99.2% of the quarterly EBITDA target. As a result, the named executive officers earned 102.9%, 107.1%, 106.7% and 99.6% of the performance-based equity awards for the four quarters of fiscal year 2012, respectively.

50% of these Performance Awards are based on achieving at least 80% of the revenue goal and the other 50% is based on achieving at least 80% of the EBITDA goal. The Performance Awards, if any, are paid on a quarterly basis linearly above 80% of the targeted goals. For example, if the Named Executive Officer’s 2010 Performance Award is 10,000 RSUs and the Performance Award for a quarter is paid out at 100%, the Named Executive Officer would receive 2,500 RSUs.

At least 100% of both goals must be attained in order for the Performance Awards to be awarded over 100%. Each goal is evaluated individually and subject to the 80% achievement threshold and 100% over-achievement threshold. If 90% of the revenue goal and 85% of the EBITDA goal is achieved, the performance award for that quarter is paid out at 87.5%. If 90% of the revenue goal and 105% of the EBITDA is achieved, the EBITDA goal is capped at 100% and the performance award for that quarter is paid out at 95%. If 100% of the revenue goal and 120% of the EBITDA goal is achieved, the performance award for that quarter is paid out at 110% since both goals were achieved at 100% or more. The threshold payout represents 80% of the applicable Performance Awards and the target payout represents 100% of the applicable Performance Awards.

(7)	Represents 50% of the annual equity awards issued in fiscal year 2012, which vest in equal quarterly increments over three years, until such portion of the grant is fully vested on November 1, 2014. The holder of the RSU award does not have any of the benefits of ownership of the shares of Common Stock subject to the award, such as the right to vote the shares or to receive dividends, unless and until the RSUs vest and the shares are issued.
(8)	This column represents the aggregate grant date fair value of the RSUs treated as granted to Named Executive Officers in fiscal year 2012, computed in accordance with ASC Topic 718. The grant date fair value of the Equity Incentive Plan Awards is calculated by multiplying the target payout number of RSUs by the closing price of the Common Stock on the applicable grant date, November 1, 2011 ($100.56), November 9, 2011 ($105.77), October 14, 2011 ($90.07), or August 1, 2012 ($93.91). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-Based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the year ended September 30, 2012.
(9)	25% vests on November 1, 2012 and the remaining 75% vests in twelve equal quarterly increments beginning February 1, 2013. The holder of the RSU award does not have any of the benefits of ownership of the shares of Common Stock subject to the award, such as the right to vote the shares or to receive dividends, unless and until the RSUs vest and the shares are issued.
(10)	25% vests on August 1, 2013 and the remaining 75% vests in twelve equal quarterly increments beginning November 1, 2013. The holder of the RSU award does not have any of the benefits of ownership of the shares of Common Stock subject to the award, such as the right to vote the shares or to receive dividends, unless and until the RSUs vest and the shares are issued.
(11)	Prior to Mr. Feringa’s appointment to his current position in May 2012 he was eligible for a sales incentive compensation program which is different from the program described in footnote (3). Mr. Feringa’s target sales incentive was set at 100% of base salary and the amount of his target bonus above reflects the target for the period prior to Mr. Feringa becoming an executive officer. 90% of the quarterly base sales incentive at target was based on net sales and 10% was based on qualitative performance measures such as forecasting, linearity and hiring. Upon his appointment to his current position, he was no longer eligible for the sales incentive compensation program and became eligible for the Non-equity Incentive Plan Award program as described in footnote (3) above to the Grants of Plan-Based Awards table.

Outstanding Equity Awards at September 30, 2012

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(11)
John McAdam	64,643	(2)	$6,764,244	39,639	(8)	$4,147,825
John Rodriguez	16,062	(3)	$1,680,728	10,058	(9)	$1,052,469
Karl Triebes	21,835	(4)	$2,284,814	11,831	(10)	$1,237,996
Manuel F. Rivelo	40,000	(5)	$4,185,600	—		$—
David Feringa	32,862	(6)	$3,438,680	—		$—

(1)	No Named Executive Officer had options outstanding at September 30, 2012.
(2)	Comprised of the following equity awards; (i) 10,074 RSUs from the annual equity award issued in fiscal year 2010 which vest in equal quarterly increments through August 1, 2013; (ii) 18,932 RSUs from the annual equity award issued in fiscal year 2011 which vest in equal quarterly increments through August 1, 2014; (iii) 10,637 RSUs from the annual equity award issued in fiscal year 2012 which vest in equal quarterly increments through November 1, 2014 as set forth in footnote (7) to the Grants of Plan-Based Awards in Fiscal Year 2012 Table; and (iv) 25,000 RSUs from the retention award issued in fiscal year 2010 which vest 100% on August 1, 2013.
(3)	Comprised of the following equity awards: (i) 2,879 RSUs from the annual equity award issued in fiscal year 2010 which vest in equal quarterly increments through August 1, 2013; (ii) 5,410 RSUs from the annual equity award issued in fiscal year 2011 which vest in equal quarterly increments through August 1, 2014; (iii) 1,773 RSUs from the annual equity award issued in fiscal year 2012 which vest in equal quarterly increments through November 1, 2014 as set forth in footnote (7) to the Grants of Plan Based Awards in Fiscal Year 2012 Table; and (iv) 6,000 RSUs from the retention award issued in fiscal year 2010 which vest 100% on August 1, 2013.
(4)	Comprised of the following equity awards: (i) 2,879 RSUs from the annual equity award issued in fiscal year 2010 which vest in equal quarterly increments through August 1, 2013; (ii) 5,410 RSUs from the annual equity award issued in fiscal year 2011 which vest in equal quarterly increments through August 1, 2014; (iii) 3,546 RSUs from the annual equity award issued in fiscal year 2012 which vest in equal quarterly increments through November 1, 2014 as set forth in footnote (7) to the Grants of Plan Based Awards in Fiscal Year 2012 Table; and (iv) 10,000 RSUs from the retention award issued in fiscal year 2010 which vest 100% on August 1, 2013.
(5)	Comprised of an award of service-based RSUs which vest 25% on November 1, 2012, and the remaining 75% vest in twelve equal quarterly increments beginning February 1, 2013 as set forth in footnote (9) to the Grants of Plan Based Awards in Fiscal Year 2012 Table.
(6)	Comprised of the following equity awards: (i) 2,862 RSUs from the annual equity award issued in fiscal year 2011 which vest in equal quarterly increments through August 1, 2013; and (ii) 30,000 service-based RSUs which vest 25% on August 1, 2013, and the remaining 75% vests in twelve equal quarterly increments beginning November 1, 2013 as set forth in footnote (10) to the Grants of Plan-Based Awards in Fiscal Year 2012 Table.
(7)	Calculated by multiplying the number of unvested RSUs held by the Named Executive Officer by the closing price of the Common Stock ($104.64) on September 28, 2012.
(8)

Comprised of the following equity awards: (i) 10,070 RSUs from the annual equity award issued in fiscal year 2010 which vest in quarterly increments during the period ending on August 1, 2013; (ii) 18,933 RSUs from the annual equity award issued in fiscal year 2011 which vest in quarterly increments during the period ending on August 1, 2014; and (iii) 10,636 RSUs from the annual equity award issued in fiscal year 2012 which vest in quarterly increments during the period ending on November 1, 2014, subject to the Company achieving performance criteria and assuming target payout. The RSUs from the annual equity awards issued in fiscal years 2010, 2011 and 2012 for which the performance criteria have not been established as of September 30, 2012 have been treated as outstanding for purposes of this Table but are not yet treated as granted under ASC Topic 718.
(9)	Comprised of the following equity awards: (i) 2,875 RSUs from the annual equity award issued in fiscal year 2010 which vest in quarterly increments during the period ending on August 1, 2013; (ii) 5,410 RSUs from the annual equity award issued in fiscal year 2011 which vest in quarterly increments during the period ending on August 1, 2014; and (iii) 1,773 RSUs from the annual equity award issued in fiscal year 2012 which vest in quarterly increments during the period ending on November 1, 2014, subject to the Company achieving performance criteria and assuming target payout. The RSUs from the annual equity awards issued in fiscal years 2010, 2011 and 2012 for which the performance criteria have not been established as of September 30, 2012 have been treated as outstanding for purposes of this Table but are not yet treated as granted under ASC Topic 718.
(10)	Comprised of the following equity awards: (i) 2,875 RSUs from the annual equity award issued in fiscal year 2010 which vest in quarterly increments during the period ending on August 1, 2013; (ii) 5,410 RSUs from the annual equity award issued in fiscal year 2011 which vest in quarterly increments during the period ending on August 1, 2014; and (iii) 3,546 RSUs from the annual equity award issued in fiscal year 2012 which vest in quarterly increments during the period ending on November 1, 2014, subject to the Company achieving performance criteria and assuming target payout. The RSUs from the annual equity awards issued in fiscal years 2010, 2011 and 2012 for which the performance criteria have not been established as of September 30, 2012 have been treated as outstanding for purposes of this Table but are not yet treated as granted under ASC Topic 718.
(11)	Calculated by multiplying the number of unearned RSUs that have not vested held by the Named Executive Officer by the closing price of the Common Stock ($104.64) on September 28, 2012.

Option Exercises and Stock Vested in Fiscal Year 2012

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
John McAdam	48,062	$5,434,861
John Rodriguez	12,865	$1,451,727
Karl Triebes	14,080	$1,593,429
Manuel F. Rivelo	—	$—
David Feringa	8,350	$936,977

(1)	There were no option exercises in fiscal year 2012.
(2)	Amounts reflect the closing price of the Common Stock on the day the stock award vested, multiplied by the number of shares.

Potential Payments Upon Termination or Change in Control

Each of our Named Executive Officers is an “at-will” employee, and his employment may be terminated at any time with or without cause. The Company has entered into change of control agreements with Messrs. McAdam, Rodriguez, Triebes, Rivelo and Feringa. These change of control agreements provide a protection period of two years after a change of control during which the Named Executive Officer’s annual base salary and annual target incentive bonus cannot be reduced. In addition, each change of control agreement entitles the executive officer to severance benefits if his employment with the Company is terminated within two years after a change of control of the Company, unless such termination is (i) due to death or total disability, (ii) by the Company for cause, or (iii) by the executive officer without good reason. The amount of severance payable to Mr. McAdam will be equal to two times, and in the case of the other Named Executive Officers one times, the sum of the executive officer’s (a) annual salary at the highest rate in effect in the 12 months preceding the change of control date and (b) highest annual target incentive bonus in effect in the 12 months preceding the change of control date. In addition, each Named Executive Officer will be entitled to a pro-rata annual bonus for the year in which his termination of employment occurs, and payment by the Company of premiums for health insurance benefit continuation for one year after termination of the Named Executive Officer’s employment, outplacement services for a period of up to 12 months with a cost to the Company of up to $25,000, and vesting of equity awards. The change of control agreements do not include a tax gross up payment provision. If payments under the change of control agreements or otherwise would subject a Named Executive Officer to the IRS parachute excise tax, the Company would then either (i) reduce the payments to the largest portion of the payments that would result in no portion of the payments being subject to the parachute excise tax or (ii) pay the full amount of such payments, whichever is better on an after-tax basis for the Named Executive Officer.

For purposes of the change of control agreements, a “change of control” is generally defined as (i) acquisition of beneficial ownership of at least 30% of our outstanding shares; (ii) the incumbent directors or those they approve cease to constitute a majority of the Board of Directors; (iii) a consummation of a reorganization, merger or consolidation unless, following such transaction: (A) more than 50% of the shares after the transaction are beneficially owned by persons who owned shares prior to the transaction in substantially the same proportions, (B) the incumbent Board members constitute more than 50% of the members of the Board, and (C) no person newly acquires beneficial ownership of at least 30% of the shares; (iv) the sale or other disposition of all or substantially all of our assets unless the conditions described above in (A), (B) and (C) are satisfied with respect to the entity which acquires such assets; or (v) our liquidation or dissolution. In addition, the RSU grant agreements issued to our Named Executive Officers provide that upon certain changes in control of the Company the vesting of outstanding and unvested RSUs will accelerate and such RSUs will become fully vested. Named Executive Officers held no outstanding options as of September 30, 2012.

The following table sets forth an estimate of the payments and benefits that each Named Executive Officer would have received if a change of control and change in control of the Company (“Change in Control”) occurred on September 30, 2012 and termination of employment occurred immediately thereafter.

2012 Potential Payments Upon Termination or Change in Control Table (1)

Name	Benefit	Change in Control ($)	Termination After Change in Control($)(4)
John McAdam	Severance Amount(2)	—	$2,842,464
	Prorated Target Bonus	—	$157,247
	Accelerated Vesting of RSUs(3)	$10,912,069	—
	Benefit coverage continuation	—	$15,222
	Outplacement services	—	$25,000

	Total	$10,912,069	$3,039,933

John Rodriguez	Severance Amount(2)	—	$407,832
	Prorated Target Bonus	—	$26,330
	Accelerated Vesting of RSUs(3)	$2,733,197	—
	Benefit coverage continuation	—	$13,830
	Outplacement services	—	$25,000

	Total	$2,733,197	$472,992

Karl Triebes	Severance Amount(2)	—	$710,441
	Prorated Target Bonus	—	$58,953
	Accelerated Vesting of RSUs(3)	$3,522,810	—
	Benefit coverage continuation	—	$22,290
	Outplacement services	—	$25,000

	Total	$3,522,810	$816,684

Manuel F. Rivelo	Severance Amount(2)	—	$575,000
	Prorated Target Bonus	—	$49,789
	Accelerated Vesting of RSUs(3)	$4,185,600	—
	Benefit coverage continuation	—	$22,290
	Outplacement services	—	$25,000

	Total	$4,185,600	$672,079

David Feringa	Severance Amount(2)	—	$673,834
	Prorated Target Bonus	—	$62,905
	Accelerated Vesting of RSUs(3)	$3,438,680	—
	Benefit coverage continuation	—	$22,290
	Outplacement services	—	$25,000

	Total	$3,438,680	$784,029

(1)	Assumes termination or change in control occurred on September 30, 2012.
(2)	The Severance Amount is the product of (a) annual salary and annual target incentive bonus, times (b) two for Mr. McAdam and one for the other Named Executive Officers.
(3)	Calculated by multiplying the number of unvested RSUs held by the Named Executive Officer by the closing price of the Common Stock ($104.64) on September 28, 2012.
(4)	Amounts in the column “Termination after Change in Control” reflect amounts payable to the Named Executive Officers if terminated within two years after a change of control. Note that the acceleration of RSUs occurs upon a Change in Control regardless of whether employment is terminated and such acceleration is shown in the column “Change in Control.”

Compensation of Directors

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2012.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2012

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
A. Gary Ames	$93,269	$200,053	$293,322
Deborah L. Bevier	$85,000	$200,053	$285,053
Jonathan Chadwick	$75,934	$445,620	$521,554
Karl D. Guelich	$33,997	$—	$33,997
Alan J. Higginson	$95,000	$200,053	$295,053
Scott Thompson	$48,571	$200,053	$248,624

(1)	John McAdam, the Company’s President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus receives no compensation for his services as a director.
(2)	Represents the aggregate annual retainers, Board of Directors chair retainer, committee chair retainers and member committee fees. Non-employee directors of the Company are currently paid $50,000 annually for their services as members of the Board of Directors. Chairs of the Audit, Compensation and Nominating, and Corporate Governance Committees are paid an additional $20,000, $10,000 and $10,000, respectively, annually. The Chairman of the Board of Directors receives an additional $25,000 paid annually. In addition, the members of the Audit, Compensation, and Nominating and Corporate Governance Committees (including the Committee chairs) are paid annual payments of $15,000, $10,000 and $10,000 respectively. Directors receive cash fees in quarterly installments. Mr. Ames became chair of the Nominating and Corporate Governance Committee and Mr. Chadwick became the chair of the Audit Committee when Mr. Guelich did not stand for re-election to the Board of Directors. Mr. Ames became a member of the Compensation Committee when Mr. Thompson (previously a member of the Compensation Committee) resigned from the Board of Directors in May 2012. The following table provides a breakdown of fees earned or paid in cash:

Name	Annual Retainers ($)	Board and Committee Chair Fees ($)	Member Committee Fees ($)	Total ($)
A. Gary Ames	$50,000	$14,533	$28,736	$93,269
Deborah L. Bevier	$50,000	$10,000	$25,000	$85,000
Jonathan Chadwick	$50,000	$10,934	$15,000	$75,934
Karl D. Guelich	$22,665	$—	$11,332	$33,997
Alan J. Higginson	$50,000	$25,000	$20,000	$95,000
Scott Thompson	$31,456	$4,533	$12,582	$48,571

(3)	This column represents the aggregate grant date fair value of RSUs granted to directors in the applicable year computed in accordance with ASC Topic 718 and determined as of the grant date. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-Based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the year ended September 30, 2012. On March 15, 2012, the Board of Directors approved the recommendations of the Compensation Committee that each non-employee director receive a grant on March 15, 2012 of RSUs representing the right to receive 1,512 shares of Common Stock under the 2005 Plan (with a grant date fair value of $200,053 in accordance with ASC Topic 718), which will fully vest on March 12, 2013 if the non-employee director continues to serve as a director on that date. As of September 30, 2012, these 1,512 RSUs awarded to each non-employee director were the only RSUs held by each such director (other than Mr. Chadwick), and they were not yet vested. Mr. Chadwicks’s grant date fair value includes 2,442 vested RSUs, which were awarded on November 1, 2011 in connection with his appointment to the Board of Directors.

Report of the Audit Committee

The Audit Committee consists of four directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. The Audit Committee charter is available on the “About F5 — Investor Relations — Corporate Governance” section of the Company’s website, www.f5.com.

On behalf of the Board of Directors, the Audit Committee oversees the Company’s financial reporting process and its internal controls over financial reporting, areas for which management has the primary responsibility. PricewaterhouseCoopers, LLP, the independent registered public accounting firm (the “Auditors”), is responsible for expressing an opinion as to the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and for issuing its opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the Auditors the audited financial statements and the quarterly unaudited financial statements of the Company for the fiscal year ended September 30, 2012, matters relating to the Company’s internal controls over financial reporting, and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Accounting Officer.

The Audit Committee discussed with the Auditors the overall scope and plans for the annual audit. The Audit Committee meets with the Auditors, with and without management present, to discuss the results of their examinations, their consideration of the Company’s internal controls in connection with their audit, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with the Auditors their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed and reviewed with the Auditors all matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report to Shareholders on Form 10-K for the year ended September 30, 2012 for filing with the Securities and Exchange Commission. The Audit Committee has also selected PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013. The Board of Directors is recommending that shareholders ratify this selection at the Annual Meeting.

Members of the Audit Committee:

A. Gary Ames

Deborah L. Bevier

Jonathan Chadwick, Chair

Michael Dreyer

Fees Paid to PricewaterhouseCoopers LLP

The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 30, 2012 and 2011:

	Years Ended September 30,
Fee Category	2012	2011
Audit Fees	$1,328,215	$1,110,806
Audit-Related Fees	$131,800	$—
Tax Fees	$40,204	$27,451
All Other Fees	—	—

Total Fees	$1,500,219	$1,138,257

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements including consultations related to compliance with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions and financial accounting and reporting standards, and other services related to registration statements and public offerings. The Audit-Related Fees in fiscal year 2012 were primarily for services related to the Company’s acquisition of Traffix Communication Systems Ltd.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

Audit Committee Pre-Approval Procedures

The Audit Committee meets with our independent registered public accounting firm to approve the annual scope of accounting services to be performed and the related fee estimates. The Audit Committee also meets with our independent registered public accounting firm, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. During the course of the year, the Chairman of the Audit Committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. The Chairman of the Audit Committee reports any interim pre-approvals at the following quarterly meeting. At each of the meetings, management and our independent registered public accounting firm update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved. During fiscal year 2012, all audit and non-audit services performed by PricewaterhouseCoopers LLP for the Company were pre-approved by the Audit Committee in accordance with the foregoing procedures.

Annual Independence Determination

The Audit Committee considered whether the provision of non-audit services is compatible with the principal accountants’ independence and concluded that the provision of non-audit services is and has been compatible with maintaining the independence of the Company’s external auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of January 7, 2013 by (a) each person known to the Company to own beneficially more than 5% of outstanding shares of Common Stock on January 7, 2013, (b) each director and nominee for director of the Company, (c) the Named Executive Officers, as defined herein, and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information.

Name and Address(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Common Stock Outstanding(2)
BlackRock, Inc.(3)	4,747,341	6.0
40 East 52nd Street, New York, New York 10022
Sands Capital Management, LLC(4)	5,027,982	6.4
1101 Wilson Blvd., Suite 2300, Arlington, VA 22209
The Vanguard Group, Inc.(5)	4,299,298	5.5
100 Vanguard Blvd., Malvern, PA 19355
John McAdam(6)	141,634	*
John Rodriguez(7)	10,680	*
Karl Triebes(8)	6,748	*
Manuel F. Rivelo(9)	8,093	*
David Feringa(10)	2,054	*
A. Gary Ames	17,380	*
Sandra Bergeron	—	*
Deborah L. Bevier	7,886	*
Jonathan Chadwick	2,442	*
Michael L. Dreyer	—	*
Alan J. Higginson	30,310	*
Stephen Smith	—	*
All directors and executive officers as a group (16 people)(11)	297,751	*

*	less than 1%.
(1)	Unless otherwise indicated, the address of each of the named individuals is c/o F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119.
(2)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire beneficial ownership within 60 days after January 7, 2013. Except as otherwise noted, to the Company’s knowledge each person or entity has sole voting and investment power with respect to the shares shown.
(3)	As reported by BlackRock, Inc. in a Schedule 13G/A filed on February 13, 2012.
(4)	As reported by Sands Capital Management, LLC in a Schedule 13G filed on February 14, 2012.
(5)	As reported by The Vanguard Group, Inc. in a Schedule 13G filed on February 9, 2012.
(6)	Includes 8,646 shares of Common Stock underlying RSUs granted under the 2005 Plan that are issuable within 60 days of January 7, 2013. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (4) and (5) to the Grants of Plan-Based Awards in Fiscal Year 2012 Table.
(7)	Includes 1,975 shares of Common Stock underlying RSUs granted under the 2005 Plan that are issuable within 60 days of January 7, 2013. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (4) and (5) to the Grants of Plan-Based Awards in Fiscal Year 2012 Table.
(8)	Includes 2,745 shares of Common Stock underlying RSUs granted under the 2005 Plan that are issuable within 60 days of January 7, 2013. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (4) and (5) to the Grants of Plan-Based Awards in Fiscal Year 2012 Table.
(9)	Includes 3,455 shares of Common Stock underlying RSUs granted under the 2005 Plan that are issuable within 60 days of January 7, 2013.
(10)	Includes 1,480 shares of Common Stock underlying RSUs granted under the 2005 Plan that are issuable within 60 days of January 7, 2013.
(11)	Includes 28,613 shares of Common Stock underlying RSUs granted under the 2005 Plan that are issuable within 60 days of January 7, 2013. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (4) and (5) to the Grants of Plan-Based Awards in Fiscal Year 2012 Table.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires each of the Company’s directors, executive officers, and beneficial owners of more than 10% of any class of equity securities of the Company registered under Section 12 of the Exchange Act to file reports of their ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all related Section 16(a) reports they file. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that all applicable Section 16(a) filing requirements related to Company securities were timely satisfied during fiscal year 2012, except that one sale of shares by Mr. Rodriguez, one sale of shares by Mr. Matte, and one purchase of shares by Mr. Anderson in prior fiscal years were reported late in fiscal year 2012 because of inadvertent administrative errors.

PROPOSAL 1: ELECTION OF TWO CLASS I DIRECTORS, THREE CLASS II DIRECTORS, AND ONE CLASS III DIRECTOR

At the Annual Meeting, the shareholders will vote on the election of two Class I directors to serve until the annual meeting of shareholders for fiscal year 2014, three Class II directors to serve until the annual meeting of shareholders for fiscal year 2015, and one Class III director to serve until the annual meeting of shareholders for fiscal year 2013, and until their successors are elected and qualified. The Board of Directors has unanimously nominated Michael Dreyer and Sandra Bergeron for election to the Board of Directors as Class I directors; Deborah L. Bevier, Alan J. Higginson and John McAdam as Class II directors; and Stephen Smith as a Class III director. The nominees indicated that they are willing and able to serve as directors. If a nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. At the Annual Meeting, the proxies being solicited will be voted for no more than two nominees for a Class I director, three nominees for a Class II director and one nominee for a Class III director.

Majority Vote Standard for Director Election

The Company’s Bylaws require that in an uncontested election each director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. A share whose ballot is marked as withheld, which is otherwise present at the meeting but for which there is an abstention, or to which a shareholder gives no authority or direction shall not be considered a vote cast. In a contested election, the directors will be elected by the vote of a plurality of the votes cast. A contested election is one in which the number of nominees exceeds the number of directors to be elected.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. Except as explained in the next paragraph, an incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director; (b) the date on which the Board of Directors appoints an individual to fill the office held by that director; or (c) the date of the director’s resignation.

The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in our Bylaws. The Nominating and Corporate Governance Committee will consider promptly whether to fill the office of a nominee who fails to receive a majority vote in an uncontested election and make a recommendation to the Board of Directors about filling the office. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and within 90 days after the certification of the shareholder vote will disclose publicly its decision. No director who fails to receive a majority vote in an uncontested election will participate in the Nominating and Corporate Governance Committee’s recommendation or Board of Directors’ decision about filling his or her office.

For additional information, the complete Bylaws are available on our website at www.f5.com under the “About F5 — Investor Relations — Corporate Governance” section.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES.

Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Please vote your proxy so your vote can be counted.

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors requests that the shareholders ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013. The Company expects that representatives of PricewaterhouseCoopers will be present at the annual meeting to make a statement if they desire to do so and to respond to questions by shareholders.

Although not required by the Company’s Bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate practice, to request that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013. If the shareholders do not so ratify, the Audit Committee will reconsider the appointment and may retain PricewaterhouseCoopers LLP or another firm without re-submitting the matter to the Company’s shareholders. Even if the shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The Company is presenting this proposal which gives shareholders the opportunity to endorse or not endorse our executive compensation programs through an advisory vote for or against the following resolution:

“RESOLVED, that the Company’s shareholders approve, on the advisory basis, the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related disclosures in the proxy statement.”

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” beginning at page 17, our executive compensation programs are designed to directly link executive officer compensation to and to reward executive officers for the Company’s financial performance and the creation of shareholder value. We believe that our executive compensation programs have achieved these objectives and the Board of Directors urges shareholders to approve the compensation of our named executive officers by voting FOR the resolution set forth above. In deciding how to vote on this proposal, the Board of Directors urges you to consider the following factors:

The Company’s Outstanding Operating Results

•	Annual revenue in fiscal year 2012 was $1.38 billion, a year-over-year increase of 20%.

•	Through the fourth quarter of fiscal year 2012, the Company had 14 consecutive quarters of revenue growth.

•	Product revenue grew 13% year over year and the Company’s services business continued its strong performance, with services revenue increasing 30% year-over-year.

•

Cash flow from the Company’s operating activities in fiscal year 2012 was $495 million, a year-over-year increase of 19%, which included $149 million in the fourth quarter, the highest quarterly cash flow from operations in the Company’s history.

•	The Company continued to maintain a very strong balance sheet, with no debt and approximately $1.2 billion in cash and investments at the end of fiscal 2012.

•	Net income was $275 million ($3.45 per diluted share), an increase of 14% year over year.

•

The Company continued to maintain very strong GAAP gross margins and operating margins throughout fiscal year 2012. Quarterly GAAP gross margins exceeded 82.7% and GAAP quarterly operating margins exceeded 30.8% during fiscal year 2012. The Company maintained these impressive margins through disciplined cost management, while still adding nearly 600 new employees and continuing to make important investments to support our revenue growth, technology and market share leadership strategies.

The Company’s Commitment to Delivering Long-Term Shareholder Value

•

The Company continued to deliver significant long-term shareholder value. During the Company’s five most recent fiscal years, shareholder value increased at a compounded annual growth rate of 23%, while comparable rates for the Nasdaq Composite Index, Nasdaq Computer Index and the S&P 500 index were 3%, 7% and -1% respectively. Our share price growth rates were 47%, 164% and 181% as of September 30 over the past one, three and five year time periods. Comparable growth rates for the Nasdaq Composite Index were 29%, 47% and 15% respectively; 31%, 61% and 38% respectively for the Nasdaq Computer Index; and 27%, 36% and -6% respectively for the S&P 500 Index.

The Company’s Technology and Market Share Leadership

•

In fiscal year 2012, we continued to launch a wide-range of initiatives and new products focused on key industry trends including data center consolidation, virtualization and cloud computing. We expanded our selection of virtual (software only) editions of our products and introduced a cloud licensing program and other cloud-enabling technologies which allows the Company to offer to hosting and cloud computing providers the first complete enterprise-class application delivery platform in the cloud.

•

The Company completed the successful acquisition of Traffix Systems, the leading provider of 4G Diameter signaling products which enabled the Company to significantly expand its technology offerings for telecommunications service providers.

•

The Company continued to expand our hardware and virtual platforms, and introduced a new VIPRION solution, the 4480 chassis and 4300 performance blade, specifically designed for service providers and large enterprises. We also introduced a new clustering technology which allows customers to combine multiple BIG-IP platforms across virtual and physical data centers to increase performance and simplify management of their applications. We also expanded our offerings of iAPP templates to simplify the deployment and management of applications.

•

The success of our award-winning web application firewall, BIG-IP Application Security Manager, enabled the Company to significantly expand its security solutions business. In addition, we achieved ISCA Labs certification of the latest release of our BIG-IP product family as a high performance network firewall.

•	In fiscal year 2012, DevCentral, the Company’s global online community, surpassed 100,000 registered users, ending the year with over 110,000.

•	We opened our second International Technology Center in London and launched a new technical certification program focused on the Company’s application delivery products and technology.

•	The Company continued to maintain its ADC market leadership position throughout fiscal year 2012.

Awards and Company Recognition

•	The Company was added to the S&P 500 index in December 2010.

•	Our President and Chief Executive Officer, John McAdam, received a Lifetime Achievement Award from Seattle Business magazine.

•

The Company was recognized as one of Institutional Investor magazine’s “Most Honored Companies” and John McAdam and Executive Vice President and Chief Financial Officer, Andrew Reinland, were named to Institutional Investor magazine’s All-American Executive Team and chosen by sell-side analysts as a top-performing CEO (first place) and CFO (second place), respectively, in the telecommunications sector of the Technology, Media & Telecommunications category.

•	For the last 4 years, the Company has appeared in FORBES magazine’s List of Top 100 Small Companies.

•	The Company continues to be recognized as one of the outstanding employers and top technology companies in Western Washington.

Compensation Programs

•	We emphasize pay for performance and correlate executive compensation with the Company’s business objectives and performance, and the creation of shareholder value.

•	Our compensation programs do not encourage excessive or unnecessary risks that could have a material adverse effect on the Company’s value or operating results.

•	We conduct an annual review of our executive compensation programs and utilize peer and survey group data to evaluate these programs and to ensure that they achieve the desired goals and objectives.

•

We lengthened to three years the vesting period for the annual equity awards issued to the executive officers and adopted stock ownership guidelines for our executive officers to further ensure that the interests of the executive officers are aligned with those of our shareholders.

•

We have a policy which prohibits executive officers from engaging in short sales of the Company’s securities, transactions in puts, calls or other derivative securities on an exchange or in any other organized market, and certain hedging transactions related to the Company’s securities. In addition, executive officers are prohibited, except under certain limited exceptions, from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

•	The shareholder advisory vote on executive compensation for fiscal year 2011 was approved by over 98% of the votes cast.

•	We conduct a shareholder advisory vote on executive compensation on an annual basis.

As an advisory vote, this proposal is not binding on the Company. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND THE RELATED DISCLOSURES

PROPOSAL 4. AMENDMENT TO SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY BOARD OF DIRECTORS AND PROVIDE FOR ANNUAL ELECTION OF DIRECTORS

The Board of Directors has unanimously adopted and is submitting for shareholder approval an amendment (the “Amendment”) to the Company’s Second Amended and Restated Articles of Incorporation (as amended, the “Articles”) that would declassify the Company’s Board of Directors, so that all directors stand for election annually. If the Amendment is approved by the shareholders at the Annual Meeting, our Board of Directors will amend and restate the Articles to include the Amendment.

Currently, the Articles provide that our Board of Directors is divided into three classes, with each class being elected every three years. Although the Board of Directors believes that this classified structure has provided important benefits, such as assuring continuity of the Company’s business strategies and reinforcing a commitment to long-term shareholder value, the Board recognizes the growing sentiment among shareholders and the investment community in favor of annual elections. In its evaluation, the Board considered the vote approving, on an advisory basis, of a shareholder proposal at our fiscal year 2011 Annual Meeting to repeal our classified Board. After carefully weighing the relevant considerations, the Board of Directors determined that it is appropriate to propose the Amendment.

If the Amendment is approved, the declassified board structure will be phased in over a three-year period. Directors elected to three-year terms prior to the effectiveness of the Amendment (including directors elected at this fiscal year 2012 Annual Meeting) will complete those terms; and, prior to the fiscal year 2015 Annual Meeting, any director elected to fill a vacancy resulting from the death, resignation or removal of an existing director will hold office for the same remaining term as that of his or her predecessor. Beginning with the fiscal year 2015 Annual Meeting, all directors will stand for election annually.

More specifically:

•

Class II directors to be elected at this fiscal year 2012 Annual Meeting will serve their full three-year terms, which expire at the fiscal year 2015 Annual Meeting. Beginning with the fiscal year 2015 Annual Meeting, Class II directors will stand for election an annual basis, for one-year terms.

•

Class III directors, including the Class III director previously elected at the fiscal year 2010 Annual Meeting and the Class III director to be elected at this fiscal year 2012 Annual Meeting will serve the remainder of their elected terms, which expire at the fiscal year 2013 Annual Meeting. Beginning with the fiscal year 2013 Annual Meeting, Class III directors will stand for election on an annual basis, for one-year terms.

•

Class I directors, including the Class I director previously elected at the fiscal year 2011 Annual Meeting and the Class I directors to be elected at this fiscal year 2012 Annual Meeting, will serve the remainder of their elected terms, which expire at the fiscal year 2014 Annual Meeting. Beginning with the fiscal year 2014 Annual Meeting, Class I directors will stand for election an annual basis, for one-year terms.

The full text of the proposed Amendment is attached as Appendix A to this proxy statement, with deletions indicated by strikeouts and additions indicated by underlining.

If the Amendment is approved by the shareholders at the Annual Meeting, the changes to our Articles of Incorporation will become legally effective upon the filing of a certificate of amendment with the Washington Secretary of State, which we intend to do shortly after the Annual Meeting. If shareholders do not vote to approve the proposed Amendment, the Board will remain classified and the directors will continue to be elected to serve three-year terms, subject to their earlier death, resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AMENDMENT OF THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY BOARD OF DIRECTORS AND PROVIDE FOR ANNUAL ELECTION OF DIRECTORS

OTHER BUSINESS

Neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING FOR FISCAL YEAR 2013

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2013 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our Common Stock in accordance with Rule 14a-8(b), to our principal executive offices in care of our Corporate Secretary, F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119. We must receive all submissions no later than the close of business (5:00 p.m. Pacific Time) on September 27, 2013. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In addition, the Company’s Bylaws provide that any shareholder intending to propose any business at our annual meeting for fiscal year 2013, must provide advance notice and such advance notice must be delivered to or mailed and received at the Company’s principal executive offices not later than: (a) the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting, which in the case of the annual meeting for fiscal year 2013 would mean no earlier than November 13, 2013, and no later than December 13, 2013, or (b) in the case of precatory (non-binding) proposals presented under Rule 14a-8, the close of business (5:00 p.m. Pacific Time) on September 27, 2013. However, the Bylaws also provide that in the event the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than: (a) the close of business on the ninetieth (90th) day prior to such annual meeting, and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Company fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company, or (b) in the case of precatory (non-binding) proposals presented under Rule 14a-8, a reasonable time before the company begins to print and send its proxy materials. Each shareholder’s notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (C) the class and number of shares of the Company that are beneficially owned by the shareholder, (D) any material interest of the shareholder in such business and (E) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in such shareholder’s capacity as a proponent of a shareholder proposal. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

A copy of the full text of the provisions of the Company’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and Annual Reports to Shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for the Company by reducing printing and postage costs. Under this procedure, the Company will deliver only one copy of the Company’s Annual Report to Shareholders for fiscal 2012 (the “2012 Annual Report”) and this Proxy Statement to multiple shareholders who share the same address (if they appear to be members of the same family), unless the Company has received contrary instructions from an affected shareholder.

The 2012 Annual Report and this Proxy Statement may be found under the “About F5 — Investor Relations — Corporate Governance” section of the Company’s website at www.f5.com. The Company will deliver promptly upon written or oral request a separate copy of the 2012 Annual Report and this Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2012 Annual Report or this Proxy Statement, shareholders should contact the Company at: Investor Relations, F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119. The Company’s telephone number at that location is 206-272-5555.

If you are a shareholder, share an address and last name with one or more other shareholders and would like either to request delivery of a single copy of the Company’s Annual Report to Shareholders or proxy statements for yourself and other shareholders who share your address or to revoke your householding consent and receive a separate copy of the Company’s Annual Report to Shareholders or Proxy Statement in the future, please contact Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms also have instituted householding. If you hold your shares in “street name,” please contact your broker, nominee or other holder of record to request information about householding.

By Order of the Board of Directors

Jeffrey A. Christianson
Executive Vice President, General Counsel and Secretary

Appendix A

PROPOSED AMENDMENT TO SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION TO DECLASSIFY BOARD OF DIRECTORS

AND PROVIDE FOR AN ANNUAL ELECTION OF DIRECTORS

III.

DIRECTORS

3.1 The number of directors of the Corporation and the manner in which such directors are to be elected shall be as set forth in the Bylaws.

3.2 Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances~~, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be~~ and subject to the provisions of Section 3.4 below:

(a) any director elected by the shareholders at or after the annual meeting of shareholders held in 2014 shall hold office until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal; and

(b) any director elected ~~for a full term of three years. At each succeeding~~ prior to the annual meeting of ~~stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms~~shareholders held in 2014 whose term does not expire at such annual meeting~~.~~

~~Notwithstanding the foregoing provisions of this section, each director shall serve until his~~of shareholders held in 2014 shall hold office for the remainder of the term for which such director was elected and until such director’s successor is duly elected and qualified or until ~~his~~such director’s death, resignation or removal.

Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.3 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this Corporation, by a resolution adopted by a majority of the directors.

3.4 Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any director appointed or elected to fill a vacancy in the board of directors (a) resulting from the death, resignation or removal of a prior director shall have the same remaining term as that of his or her predecessor and (b) resulting from an increase in the size of the Board of Directors shall hold office until the next annual meeting of shareholders, in each case subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

A-1

Directions to the Annual Meeting of Shareholders of F5 Networks, Inc.

351 Elliott Avenue West | Seattle, Washington 98119 | (206) 272-5555

From Interstate 5 North and South:

•	Exit at Mercer Street.

•	At bottom of ramp, veer right.

•	At next light, turn left (Valley Street).

•	Continue on this street (it will become Broad Street) until you reach Denny Way (gas station on the left).

•

Turn right onto Denny Way. As you go down the hill, Denny Way will veer right and connect with Elliott Avenue West. Continue about two blocks and turn left on W. Harrison Street. Proceed to the underground parking garage.

From State Route 99 (Aurora Avenue) Southbound:

•	Exit 99 at Denny Way; take a right at the top of the ramp.

•

Follow Denny Way for approximately 1.5 miles; as you go down the hill, Denny Way will veer right and connect with Elliott Avenue West. Continue about two blocks and turn left on W. Harrison Street. Proceed to the underground parking garage.

From State Route 99 (Aurora Avenue) Northbound:

•	Follow 99 across waterfront area; exit at Western Avenue.

•	Continue up Western Avenue which will run into Elliott Avenue West at Denny Way.

•	Proceed straight through the intersection at Denny Way and on to Elliott Avenue West. Continue about two blocks and turn left on W. Harrison Street. Proceed to the underground parking garage.

Parking — 351 and 401 Elliott Avenue West, Seattle, WA 98119:

Parking will be provided at the 351 and 401 Elliott Avenue West entrance located at W. Harrison Street. To get to the parking garage follow the driving directions above to W. Harrison Street and take a left. Proceed through the turnaround and park in the underground garage. Follow the garage signs to the 351 Elliott Ave. West building elevator. Take the elevator up to the first floor to the conference room. Bring your parking ticket for validation.

F5 NETWORKS, INC.

FISCAL YEAR 2012 ANNUAL MEETING OF SHAREHOLDERS

March 13, 2013

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John McAdam and Jeffrey A. Christianson (collectively, the “proxies”), and each of them, with full power of substitution, as proxies to vote at the annual meeting of shareholders of F5 Networks, Inc. (the “Company”) for fiscal year 2012, to be held on March 13, 2013 at 11:00 a.m., local time, at F5 Networks, Inc., 351 Elliott Avenue West, Seattle, Washington 98119, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company, held or owned by the undersigned, as directed on the reverse side of this proxy card, and in his discretion upon such other matters as may come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(TO BE SIGNED ON REVERSE SIDE)

[F5 LOGO] F5 NETWORKS, INC. 401 ELLIOTT AVENUE WEST SEATTLE, WASHINGTON 98119

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

F5 NETWORKS, INC.

Vote on Directors

1.	Election of Two Class I Directors	For	Against	Abstain
Nominees:
	1a. Michael Dreyer	☐	☐	☐
	1b. Sandra Bergeron	☐	☐	☐

	Election of Three Class II Directors	For	Against	Abstain
Nominees:
	1c. Deborah L. Bevier	☐	☐	☐
	1d. Alan J. Higginson	☐	☐	☐
	1e. John McAdam	☐	☐	☐

	Election of One Class III Director	For	Against	Abstain
Nominee:
	1f. Stephen Smith	☐	☐	☐

The Board of Directors recommends you vote FOR the nominees.

Vote On Proposals		For	Against	Abstain

2.	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2.

3.	Advisory vote on compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3.

4.	Adopt and approve an amendment to our Second Amended and Restated Articles of Incorporation to declassify our Board of Directors and provide for an annual election of directors.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4.

This proxy is revocable and when properly executed, will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

Please note that brokers may not vote your shares on the election of directors or on the advisory vote on compensation or the proposal to amend our articles of incorporation in the absence of your specific instructions as to how to vote. Please vote your proxy so your vote can be counted.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date